LOAN AGREEMENT

by and among

WELLMAN, INC.,

FLEET NATIONAL BANK,
AS ADMINISTRATIVE AGENT AND A BANK,

JPMORGAN CHASE BANK, AS SYNDICATION AGENT AND A BANK,

DEUTSCHE BANK SECURITIES INC., NATIONAL CITY BANK AND THE BANK OF NOVA SCOTIA
AS CO-DOCUMENTATION AGENTS

DEUTSCHE BANK AG NEW YORK BRANCH, NATIONAL CITY BANK AND THE BANK OF NOVA SCOTIA,
AS BANKS,

And

THE OTHER FINANCIAL INSTITUTIONS NOW OR
HEREAFTER PARTIES HERETO

$275,000,000
Three-Year Revolving Credit Loans

June 27, 2003

J.P. MORGAN SECURITIES INC.

and

FLEET SECURITIES, INC.,

AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS

TABLE OF CONTENTS

SCHEDULE OF EXHIBITS

EXHIBIT A Pricing Schedule
EXHIBIT B-1 Form of Revolving Credit Note
EXHIBIT B-2 Form of Swing Line Note
EXHIBIT C [Reserved]
EXHIBIT D-1 Form of Letter of Credit
EXHIBIT D-2 Form of Letter of Credit
EXHIBIT D-3 Form of Letter of Credit
EXHIBIT E Borrowing Request and Form of Interest Rate Election
EXHIBIT F Form of Compliance Certificate
EXHIBIT G Form of Opinion of the Borrower's Counsel
EXHIBIT H Pending Litigation, etc.
EXHIBIT I Ownership Interests in Subsidiaries
EXHIBIT J Liens, etc.
EXHIBIT K Pro Rata Shares
EXHIBIT L Form of Substitution Agreement
EXHIBIT M Fee In Lieu of Tax Agreements
EXHIBIT N Cross Border Lease Agreement
EXHIBIT O Form of Subsidiary Guaranty
EXHIBIT P Existing Liens
EXHIBIT Q Jurisdictions of Organizations, Chief Executive Offices, Places of Business

LOAN AGREEMENT

Dated as of June 27, 2003

WELLMAN, INC., a corporation organized under the laws of the State of Delaware and having its executive office at 595 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 (the "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at 100 Federal Street, Boston, Massachusetts 02110 ("Fleet"), individually as a Bank (as defined below) and in its capacity as Agent (as defined below), JPMorgan Chase Bank ("JPMCB"), individually as a Bank (as defined below) and in its capacity as Syndication Agent (in such capacity, the "Syndication Agent"), Deutsche Bank Securities Inc., National City Bank ("NCB") and The Bank of Nova Scotia ("Scotia"), in their capacity as Co-Documentation Agents (in such capacity, the "Co-Documentation Agents"), NCB, Scotia and Deutsche Bank AG New York Branch, individually as Banks (as defined below), J.P. Morgan Securities Inc. and Fleet Securities, Inc., as Co-Lead Arrangers and Joint Bookrunners (together, in such capacity, the "Arrangers"), and the Banks, including without limitation the financial institutions named in this paragraph, which currently are or hereafter become parties hereto, hereby agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING AND OTHER TERMS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"ACH" means automated clearing house transfers appropriately initiated for receipt of funds on the due date.

"Adjusted Indebtedness" means, at any date, the sum, without duplication, of (i) the amount of the Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such date, plus (ii) the net present value at such date (using a discount rate equal to the interest rate at the date the subject lease was entered into of U.S. Treasury Notes quoted in the Federal Reserve Statistical Release for the date of determination with a maturity approximately equal to the initial term of the subject lease in question) of the aggregate rentals payable over the remaining term (exclusive of any optional extensions or renewals) of any operating lease (or in the case of leases in related transactions or a single project the aggregate net present value calculated as set forth above of such operating leases of the Borrower or any Subsidiary) if the net present value amount exceeds 10% of Consolidated Stockholders' Equity determined as of such date, plus (iii) any reimbursement obligation at such date with respect to any standby letter of credit (other than a commercial letter of credit) under which the Borrower or any Subsidiary is obligated if such obligation under such reimbursement agreement (or in the case of any standby letters of credit issued in connection with a single project or as part of related transactions, the aggregate amount of reimbursement obligations existing at such date on account of such letters of credit) exceeds 10% of Consolidated Stockholders' Equity determined as of such date, minus (iv) any Tax Reduction Agreement transaction entered into by the Borrower or any Subsidiary except to the extent that any such transaction is recorded as a liability on the Borrower's GAAP Balance Sheet, and minus (v) the excess of (A) Borrower's Cash Equivalent Investments at such date over (B) the sum of (i) $10,000,000 and (ii) the amount of federal income taxes that would be payable (if any) if Borrower's Cash Equivalent Investments held outside the United States were repatriated to the United States at the end of such quarter, and taxed at the Assumed Rate. "Assumed Rate" means the greater of (i) zero and (ii) the difference between (a) the highest federal income tax rate in the United States applicable to domestic corporations and (b) the highest income tax rate applicable to the Borrower or its Subsidiaries, as appropriate, on Cash Equivalent Investments in the jurisdiction in which such Cash Equivalent Investments are held at the end of such quarter.

"Adjusted Libor Rate" means, with respect to any Libor Loan to be made by the Banks for its Interest Period, the interest rate per annum determined by the Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) (a) the rate of interest at which Dollar deposits are offered in the London interbank market in an amount approximately equal to the principal of such Libor Loan for a period of time equal to such Interest Period that appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the Business Day on which such Interest Period begins or, (b) if no such rate appears on the Telerate Page 3750, the rate of interest determined by the Agent to be the average of up to four interest rates per annum at which Dollar deposits are offered in the London interbank market in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two Business Days prior to the Business Day on which such Interest Period begins if at least two such offered rates so appear on the Reuters Screen LIBO Page or (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuters Screen LIBO Page, the rate of interest determined by the Agent to be the average of the interest rates per annum at which Dollar deposits are offered to each Reference Bank by first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period, and (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Bank during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including, without limitation, Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Bank with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Bank fails to provide its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation(s) of the other Reference Bank(s). The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

"Affiliate" means in the case of any Person, singly and collectively, any other Person (other than, in the case of the Borrower, any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person, and the legal representative, successor or assign of any such other Person. For purposes of this definition, "control" of a Person shall be deemed to exist if another Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (ii) direct or cause the direction of the management and policies of such first Person, whether by contract or otherwise.

"Agent" means Fleet National Bank in its capacity as administrative agent for itself and the other Banks under the Loan Documents and with respect to the Loans and Letters of Credit and any other financial institution acting as a successor administrative agent under the Loan Documents and with respect to the Loans and Letters of Credit in accordance with Sections 8.06 and 8.07.

"Agreement" means this loan agreement, as the same may be amended, supplemented or otherwise modified from time to time.

"A.M." means a time from and including 12:00 midnight to and excluding 12:00 noon on any Business Day using Boston, Massachusetts time.

"Applicable Margin" has the meaning set forth in Exhibit A.

"Arrangers" has the meaning set forth in the first paragraph of this Agreement.

"Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, the Assessment Rate cannot be determined as aforesaid, then the Assessment Rate shall be such annual rate as the Agent shall reasonably determine to be representative of the cost of such insurance to the Banks.

"Asset Disposition" means any sale, transfer or other disposition to a Person that is not the Borrower or a Subsidiary of the Borrower of any property of the Borrower or any Subsidiary (other than (i) pursuant to a Permitted Receivables Program, Synthetic Lease, like-kind exchange or Tax Reduction Agreement, (ii) sales of inventory in the ordinary course of business or (iii) sales of receivables (a) if no Permitted Receivable Program is in effect, pursuant to factoring arrangements entered into in the ordinary course of business and (b) if a Permitted Receivables Program is in effect, which are ineligible for inclusion in said Permitted Receivables Program so long as the aggregate face amount of uncollected receivables so sold shall not at any time exceed $20,000,000).

"Bank" or "Banks" means any financial institution which now is a party to this Agreement or which hereafter becomes a party to this Agreement pursuant to Section 2.02(c), 2.15 or 9.11.

"Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Adjustment plus (b) the Assessment Rate.

"Base Reference Rate" means, for any day, a rate per annum equal to (i) the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Reference Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

"Board of Directors" means the board of directors of the Borrower.

"Borrowed Money" means, with respect to any Person, the aggregate amount, without duplication, of the following items as and to the extent reflected on such Person's consolidated balance sheet (exclusive of any such item only required to be disclosed in a note to such balance sheet) prepared in accordance with GAAP: (a) all obligations for borrowed money; (b) all Capitalized Lease Obligations; and (c) all obligations evidenced by bonds, debentures, the Notes, other promissory notes or other similar instruments.

"Borrower" has the meaning assigned in the first paragraph of this Agreement.

"Borrower's Consolidated Income Tax Expense (Benefit)" means the income tax expense (benefit) from continuing operations (which excludes the effect of extraordinary losses (gains) and net charges (credits) due to the effect of changes in accounting principles) as reported on the Borrower's Consolidated Income Statement.

"Borrower's Consolidated Interest Expense (Income)" means the interest expense (income) from continuing operations (which excludes the effect of extraordinary losses (gains) and net charges (credits) due to the effect of changes in accounting principles) as reported on the Borrower's Consolidated Income Statement.

"Borrower's Consolidated Depreciation and Amortization" means the depreciation and amortization from continuing operations (excluding the effect of extraordinary losses (gains) and net charges (credits) due to the effect of changes in accounting principles) as reported on the Borrower's Consolidated Statement of Cash Flows.

"Borrower's Consolidated Income Statement" means the consolidated statement of operations of the Borrower prepared in accordance with GAAP.

"Borrower's Consolidated Statement of Cash Flows" means the consolidated statement of cash flows of the Borrower prepared in accordance with GAAP.

"Borrower's GAAP Balance Sheet" means the consolidated balance sheet of the Borrower prepared in accordance with GAAP.

"Borrower's Senior Debt Securities" means senior unsecured long-term debt securities of the Borrower without third-party credit enhancement. The Borrower's Senior Debt Securities will be rated "Lower Than Investment Grade" on any date if on such date (i) the S&P Rating is (x) BBB- and the Borrower's Senior Debt Securities are on "negative watch" by S&P or (y) below BBB- or (ii) the Moody's Rating is (x) Baa3 and the Borrower's Senior Debt Securities are on "negative watch" by Moody's or (y) below Baa3 or (iii) the Borrower has no S&P Rating or no Moody's Rating.

"Borrowing Request" means a written request transmitted via telecopy or E-mail for a Revolving Credit Loan or Swing Loan in the form of Exhibit E, received by the Agent from the Borrower at the time and on the Business Day stipulated for an Interest Rate Election in accordance with this Agreement, specifying the amount of such Loan, the date on which the Borrower desires such Loan and electing whether the Reference Rate or the Libor Rate shall apply to all or any portion of such Loan.

"Business Condition" means, with respect to any Person, such Person's business, properties, earnings or condition (financial or other).

"Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which banks in Boston, Massachusetts or New York, New York are not authorized or required to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

"Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures (other than intangibles) of the Borrower and its Subsidiaries that are (or would be) set forth in the Borrower's Consolidated Statement of Cash Flows for such period.

"Capitalized Lease Obligations" means all lease obligations which have been, in accordance with GAAP, capitalized on the books of the lessee.

"Cash Collateralize" shall mean, as to any LC Exposures, to pledge and deposit in a cash collateral account maintained with the Agent, for the benefit of the Issuing Banks and the Banks, as collateral for the LC Exposures, cash (or deposit account balances) in an amount equal to 105% of such LC Exposures (plus accrued and unpaid interest thereon) pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Banks (which documents are hereby consented to by the Banks). Derivatives of such term (if any) have corresponding meanings.

"Cash Equivalent Investments" means any amount reflected on the Borrower's GAAP Balance Sheet as cash or cash equivalent investments to the extent such Investments and other amounts are freely tradable.

"Change of Control" means (i) a consolidation, merger, reorganization or other form of acquisition of or by the Borrower in which the Borrower's stockholders immediately prior to the transaction retain less than 50% of the voting power of or economic interest in the surviving or resulting entity (or its parent), (ii) a sale of the Borrower's assets in excess of a majority of the Borrower's assets (valued at fair market value as determined in good faith by the Board of Directors), or (iii) the individuals who were directors of the Borrower as of the Initial Issuance Date (as defined in the Charter Amendment) (together with any Preferred Stock Director (as defined in the Charter Amendment) and any new directors whose election or appointment was approved by the directors then in office who were either directors as of the Initial Issuance Date or whose election or appointment was previously so approved) ceasing to constitute a majority of the Board of Directors or the board of directors of any surviving or resulting entity (or its parent).

"Charter Amendment" means the Certificate of Amendment to the Certificate of Incorporation of the Borrower filed with the Secretary of State of the State of Delaware in connection with the issuance of the Preferred Stock on or about the date hereof.

"Closing Date" means the date on which all of the conditions precedent set forth in Section 3.01(a) have been satisfied.

"Code" means the Internal Revenue Code of 1986 as amended from time to time or any successor federal code.

"Co-Documentation Agents" has the meaning set forth in the first paragraph of this Agreement.

"Collateral" means, at any time, all assets of the Loan Parties in which a Lien is, or is required to be, granted pursuant to Section 5.01(q) at such time.

"Collateral Agent" means the Person designated as such in the Security Documents and selected as such with the prior written approval of the Agent, which approval shall not be unreasonably withheld, delayed or conditioned.

The "Collateral Requirement" will exist on any date on or after March 31, 2004 if the Borrower's Senior Debt Securities are rated Lower Than Investment Grade at the close of business on such date.

"Commitment" means (i) with respect to any Bank at any time, such Bank's commitment to make its Pro Rata Share of the Revolving Credit Loans as set forth in Section 2.01(a) up to the maximum outstanding amounts permitted in Section 2.01(a) and to purchase participations in Swing Loans as set forth in Section 2.01(b) and in Letters of Credit as set forth in Section 2.01(e), in each case as adjusted for any reductions in the amount thereof pursuant to Section 2.09, (ii) with respect to all of the Banks, the aggregate of such commitments, (iii) as to the Swing Loan Bank, such Bank's commitment to make the Swing Loans as set forth in Section 2.01(b) up to the maximum outstanding amount permitted in Section 2.01 (b), as adjusted for any reductions in the amount thereof pursuant to Section 2.09 and (iv) as to the Issuing Banks, such Banks' commitment to issue Letters of Credit as set forth in Section 2.01 (e) up to the maximum LC Exposure permitted in Section 2.01 (e), as adjusted for any reductions in the amount thereof pursuant to Section 2.09.

"Commonly Controlled Entity" means a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code.

"Consolidated Stockholders' Equity" means at any date the consolidated stockholders' equity of the Borrower as set forth in the Borrower's GAAP Balance Sheet most recently delivered to the Agent pursuant to Section 5.03 (b) or 5.03 (c) less an amount equal to the aggregate redemption price of any outstanding shares of preferred stock of the Borrower or any Subsidiary at such date which are unconditionally required by their terms to be redeemed by the Borrower or any Subsidiary on or before June 27, 2006, in each case determined in accordance with GAAP.

"Consolidated Tangible Assets" means, at any time, the aggregate amount of all assets of the Borrower and its Subsidiaries, less cost in excess of net assets acquired, as set forth on the Borrower's GAAP Balance Sheet most recently delivered pursuant to Section 4.01 (e) (ii), 5.03 (b) or 5.03 (c).

"Credit Exposures" means, the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding at such time plus (ii) the aggregate LC Exposures at such time plus (iii) the aggregate principal amount of the Swing Loans outstanding at such time.

"Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

"Delinquent Bank" means any Bank which fails to make available to the Agent such Bank's Pro Rata Share of any of the Loans in accordance with this Agreement or its Pro Rata Share of any LC Disbursement or refunded reimbursement payment pursuant to Section 2.01(e)(iv); provided that the failure of any of the Banks to so forward its Pro Rata Share of any Libor Loan due to the occurrence of one or more of the events described in Section 2.10 (b), 2.10 (c) or 2.10(d) for a period of less than ninety (90) consecutive days in any instance shall not be deemed a failure to so forward such Bank's Pro Rata Share of any Loan so long as such Bank so forwards its Pro Rata Share of such Loan at the Reference Rate.

"Discharged Rights and Obligations" has the meaning assigned thereto in Section 9.11.

"Dollars" and the sign "$" mean lawful money of the United States.

"Drawdown Date" means the date on which all of the conditions precedent set forth in Section 3.01 (a) have been satisfied and the initial Loan is advanced or Letter of Credit issued.

"EBITDA" means, for any fiscal period of the Borrower, the Borrower's Net Income from Continuing Operations for such fiscal period, plus (minus) (i) the Borrower's Consolidated Income Tax Expense (Benefit) for such fiscal period, plus (minus) (ii) the Borrower's Consolidated Interest Expense (Income) for such fiscal period, plus (iii) the Borrower's Consolidated Depreciation and Amortization for such fiscal period, plus (iv) the amount of any unusual or nonrecurring charges designated by the Board of Directors and separately stated as a line item on the Borrower's Consolidated Income Statement and/or included in the Borrower's Consolidated Income Statement and separately disclosed in the footnotes, minus (v) the amount of any cash payments made during such fiscal period related to a charge previously added back to determine EBITDA for a period under this Agreement pursuant to clause (iv) above, provided that the Borrower may elect to exclude from this clause (v) any such cash payment so long as all cash payments so excluded do not exceed (A) $40,000,000 in the aggregate for all periods under this Agreement or (B) $30,000,000 in the aggregate during any Fiscal Year. All the foregoing additions and subtractions shall (except (x) as expressly provided in clause (v) above and (y) that the amount set forth in clause (iii) above is to be based on the applicable Borrower's Consolidated Statement of Cash Flows rather than the Borrower's Consolidated Income Statement) be added or subtracted only to the extent included in the calculation of Borrower's Net Income from Continuing Operations for the fiscal period in question and all as determined on a consolidated basis for the Borrower in accordance with GAAP.

"EFT" means electronic funds transfer.

"E-mail" means a communication by electronic mail.

"Equity Interests" means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

"ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time or any successor federal code.

"Event of Default" has the meaning assigned to that term in Section 6.01of this Agreement.

"Excluded Assets" has the meaning assigned thereto in Section 5.01 (q) (i) (A).

"Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

"Facility Amount" means $275,000,000.

"Facility Fee" has the meaning set forth in Exhibit A.

"Facility Fee Rate" has the meaning set forth in Exhibit A.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

"Fiber" means Fiber Industries, Inc., a Delaware corporation which is wholly-owned by Prince.

"Fleet" has the meaning set forth in the first paragraph of this Agreement.

"Fiscal Quarter" means any fiscal quarter of the Borrower.

"Fiscal Year" means any fiscal year of the Borrower.

"Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States that, for purposes of United States federal income tax, is treated as a corporation

"GAAP" means generally accepted accounting principles (including SEC Regulations S-X and S-K) as in effect from time to time in the United States; provided that for purposes of determining compliance with Sections 5.01(j), 5.01(k), 5.01(l), 5.02(f), 5.02(g) and 5.02(h), GAAP means generally accepted accounting principles (including SEC Regulations S-X and S-K) as in effect in the United States on December 31, 2002.

"Guarantors" means, collectively, the domestic Subsidiaries of the Borrower that are Material Subsidiaries and each other Person that becomes a "Guarantor" hereunder pursuant to Section 5.01(p), and "Guarantor" means any of the foregoing.

"Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement, in each case other than (i) such an agreement or arrangement between any Loan Party and the Borrower or any of its Subsidiaries, (ii) such an agreement or arrangement with U.S. Bank National Association, as certificate trustee under the Trust Agreement (Wellman Trust No. 1999A) dated as of July 23, 1999, that relates to the Borrower's existing Synthetic Lease, (iii) such an agreement or arrangement with WRC that relates to the Borrower's existing Permitted Receivables Program or (iv) any agreement or arrangement similar to the agreements and arrangements referred to in clauses (ii) and (iii) above with a similarly situated Person in respect of another Synthetic Lease or Permitted Receivables Program.

"Hostile Takeover" means the offer of a Loan Party and/or any Subsidiary to acquire from the holders of securities of another Person (the "Target") which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Act"), 30% or more of the total voting power of any class of such Target's Voting Stock where there has been a public announcement or commencement of the offer within the meaning of Rule 14d-2 under the Act, if the Target's senior management or board of directors has stated or at any time while the offer is outstanding states publicly (through the filing of a Schedule 14D-9 with the Securities and Exchange Commission or otherwise), its intention to oppose the acquisition by a Loan Party and/or any Subsidiary of the Target's Voting Stock or has advised or recommended to the holders of the securities to which such offer relates that such holders reject such offer or take any action other than to accept such offer, and such offer shall be deemed a "Hostile Takeover" for purposes hereof from the time such intention is so stated until such statement is withdrawn or the Target's senior management and board of directors advise or recommend to the holders of the securities to which the such offer relates that such holders accept such offer.

"Indebtedness" means, for any Person, without duplication, (i) all Indebtedness for Borrowed Money, all reimbursement obligations of said Person with respect to commercial letters of credit and all obligations of said Person for the deferred purchase price of property or services, (ii) all Indebtedness for Borrowed Money of any other Person ("Other Person"), reimbursement obligations of any Other Person with respect to commercial letters of credit and all obligations of any Other Person for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all Indebtedness for Borrowed Money of any Other Person and all obligations of any Other Person for the deferred purchase price of property or services secured by (or for which the holder of such Indebtedness for Borrowed Money or such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations and (iv) all other liabilities or obligations of said Person which would, in accordance with GAAP, be classified as liabilities of such a Person.

"Indebtedness for Borrowed Money" means, for any Person, all indebtedness or other obligations of said Person for Borrowed Money, excluding for purposes of Sections 5.01 and 5.02 any equity or equity-hybrid debt securities.

"Indemnified Parties" has the meaning set forth in Section 9.02.

"Initial Agreement" means that certain Loan Agreement dated as of September 28, 1999 by and between the Borrower, the Agent, and certain other financial institutions party thereto, as amended to date.

"Interest Adjustment Date" means (i) as to any Reference Rate Loan the Business Day elected by the Borrower in its applicable Interest Rate Election, but being not less than three (3) Business Days (or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Banks is required) after the receipt by Agent before 12:00 P.M. on a Business Day of an Interest Rate Election changing the interest rate on such Loan to the Libor Rate and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan.

"Interest Coverage Ratio" means the ratio of (i) EBITDA for the four most recently completed Fiscal Quarters to (ii) Interest Expense for the four most recently completed Fiscal Quarters.

"Interest Expense" means, for any period, (a) the Borrower's Consolidated Interest Expense (Income) for such period, excluding to the extent included in determining such Borrower's Consolidated Interest Expense (Income) (i) any interest on any subordinated debt securities unless paid or required to be paid in cash on a current basis and (ii) any upfront fees paid in connection with the incurrence of any Indebtedness for Borrowed Money of the Borrower or any Subsidiary or the Preferred Stock and the related amortization of such fees and (b) any dividends (other than Participating Dividends (as defined in the Charter Amendment)) on any preferred stock paid or required to be paid in cash on a current basis for such period.

"Interest Period" means, with respect to each Libor Loan:

(i) initially, the period commencing on the date of such Libor Loan and ending one, two, three or six months (or any period less than one month or any number of months greater than six months, that in any such case is consented to by all of the Banks) thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.07; and

(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, two, three or six months (or any period less than one month or any number of months greater than six months, that in any such case is consented to by all of the Banks) thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.07;

provided that clauses (i) and (ii) of this definition are subject to the following:

(a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

(c) no Interest Period shall end after the Termination Date; and

(d) with respect to all Libor Loans, no more than ten (10) Interest Periods may be in effect at any time.

"Interest Rate Election" means the Borrower's irrevocable E-mailed, telecopied or telephonic notice of election, which shall be promptly confirmed by a written notice of election that the Reference Rate or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such E-mailed, telecopied or telephonic notice and written confirmation thereof to be in the form of Exhibit E and to be received by Agent prior to 12:00 P.M. on a Business Day and at least three (3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan (or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Banks is required), and at least one (1) Business Day prior to an Interest Adjustment Date in the case of a Reference Rate Loan, each such Interest Rate Election, subject to the terms of this Agreement, to effect a change in the interest rate on the applicable portion of the Loans then outstanding, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such Interest Rate Election by Agent. Any Interest Rate Election received by Agent after 12:00 P.M. on a Business Day shall be deemed, for all purposes of this Agreement, to have been received prior to 12:00 P.M. on the next succeeding Business Day. Interest Rate Elections shall be effective only as to Revolving Credit Loans.

"Investment" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance, and/or by means of a guaranty of the Indebtedness of such Person or otherwise.

"Issuing Bank" means the Agent or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower), in its capacity as an issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided for herein; provided that there shall not at any time be more than five Issuing Banks. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an Affiliate of such Issuing Bank, in which case (i) the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate as may agree with the Agent or such other Bank to act in such capacity and (ii) such Affiliates shall not be included in the calculation of the maximum number of Issuing Banks.

"JPMCB" has the meaning set forth in the first paragraph of this Agreement.

"LC Disbursement" means a payment made by an Issuing Bank in respect of a drawing under a Letter of Credit.

"LC Exposures" means, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time will be its Pro Rata Share of the total LC Exposure at such time.

"LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse an Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Banks have become subrogated by making payments to an Issuing Bank pursuant to Section 2.01 (e) (iv).

"Letter of Credit" means any irrevocable letter of credit issued pursuant to Section 2.01(e), which letter of credit shall be in such form as may be reasonably approved from time to time by the Issuing Bank with respect to such Letter of Credit.

"Level I Status" has the meaning set forth in Exhibit A.

"Level II Status" has the meaning set forth in Exhibit A.

"Level III Status" has the meaning set forth in Exhibit A.

"Level IV Status" has the meaning set forth in Exhibit A.

"Level V Status" has the meaning set forth in Exhibit A.

"Level VI Status" has the meaning set forth in Exhibit A.

"Leverage Ratio" means, at any date, the ratio of (A) Adjusted Indebtedness at such date to (B) the sum of (i) EBITDA for the four most recently completed Fiscal Quarters and (ii) the Borrower's consolidated rental expense for such period with respect to any lease the net present value of which is included in Adjusted Indebtedness pursuant to clause (ii) of the definition thereof.

"Libor Loan" means a Revolving Credit Loan bearing interest at the Libor Rate.

"Libor Rate" means, for any Interest Period, the Adjusted Libor Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

"Lien" means any mortgage, lien, pledge, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever; provided that "Lien" shall not include any encumbrance relating to any Tax Reduction Agreement.

"Loan" means a Revolving Credit Loan or a Swing Loan.

"Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Related Documents, the Security Documents (if any) and any other document, instrument or agreement executed and delivered in connection herewith or therewith.

"Loan Parties" means the Borrower and the Guarantors, and "Loan Party" means any of the foregoing.

"Lower Than Investment Grade" has the meaning set forth in the definition of "Borrower's Senior Debt Securities".

"Majority Banks" means (a) if the Commitment is in effect, Banks having, as of the date of determination, Pro Rata Shares of the Commitment totaling more than fifty percent (50%) of the Commitment, or (b) if the Commitment has been terminated, Banks having as of the date of determination Pro Rata Shares of the Credit Exposures totaling more than fifty percent (50%) of the Credit Exposures.

"Material Adverse Effect" means an effect or condition which is materially adverse to the Business Condition of the Borrower and any Material Subsidiaries taken as a whole.

"Material Subsidiary" means Fiber, Prince, Mississippi and any Subsidiary of the Borrower, (i) which owns a Principal Property or (ii) in which Borrower's share of the total Tangible Assets (after inter-company eliminations) of such Subsidiary exceeds fifteen percent (15%) of the Consolidated Tangible Assets as of the end of the most recent Fiscal Quarter.

"Mississippi" means Wellman of Mississippi, Inc., a Delaware corporation.

"Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. (or any successor entity) and in effect with respect to the Borrower's Senior Debt Securities.

"Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage must be reasonably satisfactory in form and substance to the Agent.

"Mortgaged Property" means each parcel of real property and improvements thereto owned or leased by a Loan Party that is subject to a Lien granted pursuant to Section 5.01(q).

"Multiemployer Plan" means a multiemployer plan as defined in Title IV of ERISA.

"Net Cash Proceeds" means, with respect to any Asset Disposition, (a) the cash proceeds received by the Borrower and its Subsidiaries in respect of such Asset Disposition (including any cash received in respect of any non-cash proceeds, but only as and when received but specifically excluding (x) any property received and used by the Borrower or its Subsidiaries in their businesses (regardless of the cash generated by such use) and (y) any cash received that would later be required to be paid by the Borrower or its Subsidiaries pursuant to the terms of the contract relating to the Asset Disposition) net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such Asset Disposition, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries in respect of such Asset Disposition and (iii) the maximum payments reasonably expected to be paid prior to the Termination Date under any indemnification or similar agreement in connection with such Asset Disposition, as determined reasonably and in good faith by the Chief Financial Officer of the Borrower, provided that the amount deducted pursuant to this clause (iii) shall not exceed 50% of the total amount of potential indemnification obligations under any such indemnification or similar agreement in respect of such Asset Disposition.

"Net Income" means, for any period and for any Person, the consolidated net income (or the consolidated net loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Net Income from Continuing Operations" means, for any fiscal period of any Person, such Person's Net Income for such fiscal period plus (minus) extraordinary losses (gains) for such fiscal period (net of taxes), plus (minus) net charges (credits) due to the cumulative effect of changes in accounting principles for such fiscal period (net of taxes), plus (minus) charges (credits) for discontinued operations for such fiscal period (net of taxes), all determined on a consolidated basis in accordance with GAAP.

"Net Termination Value" means, with respect to one or more Hedging Agreements of any Person at any time, the net amount that such Person would be required to pay if such Hedging Agreements were terminated at such time.

"Note" or "Notes" means any Revolving Credit Note or Revolving Credit Notes and any Swing Loan Note or Swing Loan Notes.

"Notice Day" has the meaning assigned thereto in Section 2.07 (d).

"Officer's Certificate" means a certificate signed by the President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower and delivered to the Agent.

"Old Loans" means the loans made to the Borrower by certain of the Banks and certain other financial institutions party to the Initial Agreement pursuant to the Initial Agreement.

"Other Contractual Obligation" means a commitment or other contractual obligation of the types described in Table II of the "Capital Resources and Liquidity" section of "Management's Discussion and Analysis" in the Borrower's most recently filed annual report on Form 10-K (or any comparable disclosure section if the format used to reflect such obligations changes), other than Indebtedness for Borrowed Money and operating leases that are not related to Permitted Sale/Leaseback Transactions of the Borrower and its Subsidiaries.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor entity established pursuant to Subtitle A of Title IV of ERISA or any successor federal code.

"P.M." means a time from and including 12:00 noon on any Business Day to the end of such Business Day using Boston, Massachusetts time.

"Permitted Amount" has the meaning set forth in Section 5.02 (g).

"Permitted Receivables Program" means any agreement of the Borrower or any of the Subsidiaries providing for sales, transfers or conveyances of accounts receivable purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such accounts receivable (or against any of such seller's Subsidiaries or Affiliates) by way of a guaranty or any other credit support arrangement, with respect to the amount of such accounts receivable (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

"Permitted Sale/Leaseback Transactions" means any sale and leaseback by the Borrower or any Subsidiary of any property if: (i) within 120 days after the effective date of the lease the Borrower or such Subsidiary, either (A) applies the net proceeds to the acquisition of another property of equal or greater fair market value or (B) applies the net proceeds to the retirement of Indebtedness for Borrowed Money of the Borrower or any Loan Party in an amount equal to the greater of (I) the net proceeds received by the Borrower and its Subsidiaries for the sale of the property leased, or (II) the fair market value of the property leased within 90 days prior to the effective date of the lease, or (C) any combination of (A) and (B); (ii) the lease has a term of not more than five years; (iii) the Lien on any such property subject to such sale and leaseback would be permitted under Section 5.02(a); (iv) the sale and leaseback is of the properties in connection with any Tax Reduction Agreement; (v) the sale and leaseback transaction is between the Borrower and a Subsidiary or between Subsidiaries; or (vi) such lease is entered into within 360 days after the later of the acquisition, completion of construction or commencement of operation of such property; provided that any such sale and leaseback transaction pursuant to clauses (ii), (iii) and (vi) above are permitted only if the amount of the net proceeds received in such transaction are applied to reduce such Indebtedness for Borrowed Money within ten (10) Business Days after the net proceeds are received; provided further that the foregoing restriction regarding the use of proceeds for transactions pursuant to clause (iii) above shall only apply to transactions which create Liens that are permitted pursuant to clauses (i), (xii) and (xvi) of Section 5.02 (a).

"Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

"Plan" means an employee benefit plan or other plan maintained for employees of any Loan Party or any Commonly Controlled Entity as defined in Section 3(3) of ERISA.

"Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

"Preference" has the meaning set forth in Section 2.17.

"Preferred Stock" means Series A Convertible Preferred Stock of the Borrower and Series B Convertible Preferred Stock of the Borrower, in each case issued on or about the date hereof to Warburg Pincus.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office. Each change in the Prime Rate will be effective for purposes hereof from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

"Prince" means Prince, Inc., formerly known as Wellman Delaware Holding Inc., a Delaware corporation.

"Principal Property" means any manufacturing, processing, distribution, research, research and development, warehousing or principal administration facility (including, without limitation, land, fixtures and equipment) owned or leased by the Borrower or any Subsidiary (including any of the foregoing acquired or leased after the date of this Agreement) unless the Board of Directors of the Borrower by Board Resolution and in good faith declares that such facility is not of material importance to the business conducted by the Borrower and its Subsidiaries taken as a whole; provided, however, that the Board of Directors may not make such a declaration regarding a facility and any such prior declaration shall be ineffective for the purposes of this definition if the net book value of the applicable facility is greater than fifteen percent (15%) of the Consolidated Tangible Assets as reflected on the Borrower's GAAP Balance Sheet at the most recent Fiscal Quarter end.

"Pro Rata Share" means (i) with respect to the Commitment, each Bank's percentage share of the Commitment as set forth immediately opposite such Bank's name on Exhibit K, as amended from time to time, (ii) with respect to the Revolving Credit Loans, each Bank's percentage share (determined on the basis of such Bank's Pro Rata Share of the Commitment at the time of determination or, if the Commitment shall have been terminated at such time, immediately prior to such termination) of the aggregate outstanding principal balance of the Revolving Credit Loans, (iii) with respect to the LC Exposures, each Bank's percentage share (determined on the basis of such Bank's Pro Rata Share of the Commitment at the time of determination or, if the Commitment shall have been terminated at such time, immediately prior to such termination) of the aggregate amount of the LC Exposures, and (iv) with respect to Swing Loans, each Bank's percentage share (determined on the basis of such Bank's Pro Rata Share of the Commitment at the time of determination or, if the Commitment shall have been terminated at such time, immediately prior to such termination) of the aggregate outstanding principal balance of the Swing Loans, all of which shares may be expressed as a fraction or as the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of such Bank's percentage share of the Commitment, Revolving Loans, LC Exposures or Swing Loans, as the case may be, and the denominator of which is the aggregate outstanding principal balance of all the Commitment, Revolving Loans, LC Exposures or Swing Loans, as the case may be.

"Ratings" means, collectively, the Moody's Rating and the S&P Rating. The Borrower shall be required to utilize the Ratings issued for purposes of this transaction if Ratings are so issued.

"Reference Bank" means the Agent, the Syndication Agent and the Co-Documentation Agents; and in the event any such Bank resigns or is removed as a Reference Bank by direction of the Agent and the Borrower, such other Bank as may be selected by the Agent and the Borrower in their discretion from time to time as a Reference Bank for purposes of determining the Adjusted Libor Rate.

"Reference Rate" means the Base Reference Rate from time to time in effect plus the Applicable Margin for Reference Rate Loans from time to time in effect.

"Reference Rate Loan" means a Loan bearing interest at the Reference Rate.

"Refunded Swing Loan" has the meaning set forth in Section 2.01(b).

"Refunding Date" has the meaning set forth in Section 2.01 (b).

"Related Documents" means the Subsidiary Guarantees executed and delivered by Fiber, Mississippi and Prince dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time, and any other Subsidiary Guarantees executed and delivered pursuant to Section 5.01(p).

"Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

"Reporting Period" has the meaning set forth in Exhibit A.

"Restricted Guaranty" means any guaranty, or in the case of guaranties in related transactions or a single project, any guaranties in the aggregate, by the Borrower or any Subsidiary of Indebtedness for Borrowed Money of another Person (other than the Borrower or any Subsidiary) if the amount for which the Borrower and/or any Subsidiary is obligated or contingently obligated under any such guaranty, or in the case of guaranties in related transactions or a single project, such guaranties, exceeds ten percent (10%) of Consolidated Stockholders' Equity; provided that any guaranty or guaranties of Indebtedness for Borrowed Money of the Borrower or a Subsidiary are excluded from this definition; provided further that any guaranty or guaranties related to any Tax Reduction Agreement are excluded from this definition.

"Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

"Revolving Credit Commitment" means, with respect to any Bank, such Bank's commitment to make its Pro Rata Share of the Revolving Loans as set forth in Section 2.01 (a) up to the maximum aggregate outstanding amounts permitted in Section 2.01 (a), as adjusted for any reductions in the amount thereof pursuant to Section 2.09.

"Revolving Credit Loan" means a Loan made pursuant to a Revolving Credit Commitment and in accordance with Section 2.01 (a) and evidenced by a Revolving Credit Note.

"Revolving Credit Note" means each promissory note of the Borrower payable to the order of a Bank in substantially the form of Exhibit B-1 evidencing Indebtedness of the Borrower to a Bank with respect to the Revolving Credit Loans.

"S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services (or any successor entity) and in effect with respect to the Borrower's Senior Debt Securities.

"Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

"Secured Obligations" shall mean (i) with respect to the Borrower, (a) all obligations of the Borrower, now or hereafter existing, under this Agreement and the other Loan Documents, including without limitation (1) the due and punctual payment of all principal of and interest (including Post-Petition Interest) on the Loans and the reimbursement of all amounts drawn under Letters of Credit and the payment of all interest (including Post-Petition Interest) thereon, (2) the due and punctual payment of all fees and all other present and future, fixed or contingent, obligations of the Borrower to the Banks, the Agent and the Issuing Banks under the Loan Documents, (3) the due and punctual payment of all professional fees and expenses, (b) all obligations of the Borrower secured pursuant to Section 5.01(q) and all interest (including Post-Petition Interest) thereon and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing and (ii) with respect to any Guarantor, (a) all obligations of such Guarantor now or hereafter existing under the Loan Documents, including without limitation all obligations of such Guarantor under its Subsidiary Guaranty, (b) all obligations of such Guarantor secured pursuant to Section 5.01(q) and all interest (including Post-Petition Interest) thereon and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

"Security Agreement" means a Security Agreement among the Loan Parties and the Collateral Agent, reasonably satisfactory in form and substance to the Agent.

"Security Documents" means the Security Agreement, the Mortgages and each other security agreement, instrument or document executed and delivered pursuant to Section 5.01(q) to secure any of the Secured Obligations.

"Selling Bank" has the meaning set forth in Section 9.11.

"Senior Indebtedness" means (i) Indebtedness for Borrowed Money of the Loan Parties (including Synthetic Leases or similar structures but excluding Permitted Receivables Programs), (ii) reimbursement obligations of the Loan Parties in respect of letters of credit issued to support industrial revenue bonds issued to finance facilities of the Loan Parties and (iii) Hedging Agreements of the Loan Parties.

"Single Employer Plan" means any pension benefit plan as defined in Section 3(2) of ERISA which is not a Multiemployer Plan.

"Specified Asset Disposition" means an Asset Disposition or series of related Asset Dispositions that result in Net Cash Proceeds in excess of $50,000,000.

"Stale Swing Loan" has the meaning set forth in Section 2.01 (b).

"Status" has the meaning set forth in Exhibit A.

"Statutory Reserve Adjustment" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

"Stop Issuance Notice" has the meaning set forth in Section 2.01(b)(ix).

"Subordinated Notes" means up to $20,000,000 of Convertible Subordinated Promissory Notes issued to Warburg Pincus pursuant to the Securities Purchase Agreement dated as of February 12, 2003 between the Borrower and Warburg Pincus.

"Subsidiary" means any corporation, if any, of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower or by the Borrower and/or one or more Subsidiaries or the management of which corporation is under control of the Borrower and/or any Subsidiary, directly or indirectly through one or more Persons, and any Person which, under GAAP, should at any time for financial reporting purposes be consolidated with the Borrower and/or any Subsidiary.

"Subsidiary Guaranty" means a Subsidiary Guaranty in substantially the form of Exhibit O.

"Substituted Bank" shall have the meaning assigned thereto in Section 9.11.

"Substitution Agreement" means a substitution agreement in the form of Exhibit L entered into pursuant to Section 9.11 between a financial institution and the Agent (as agent for the Borrower and the Banks).

"Swing Credit Period" means the period from and including the first Business Day after the Closing Date to but not including the Termination Date.

"Swing Loan" means a Loan made pursuant to the Swing Loan Commitment by the Swing Loan Bank and in accordance with Section 2.01 (b) and evidenced by the Swing Loan Note.

"Swing Loan Bank" means Fleet, in its capacity as the Swing Loan Bank under the swing loan facility described in Section 2.01 (b).

"Swing Loan Commitment" means the lesser of (i) $30,000,000 and (ii) the Commitment.

"Swing Loan Note" means the swing loan note of the Borrower payable to the order of the Swing Loan Bank in substantially the form of Exhibit B-2 evidencing the Indebtedness of the Borrower to the Swing Loan Bank with respect to the Swing Loan.

"Swing Loan Refund Amount" has the meaning set forth in Section 2.01 (b).

"Syndication Agent" has the meaning set forth in the first paragraph of this Agreement.

"Synthetic Lease" means a transaction for the lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law, (ii) to treat such lease as an operating lease or (iii) not to reflect the property or assets on the lessee's balance sheet under GAAP.

"Tangible Assets" means, at any particular time, the aggregate amount of all assets of any Person, less cost in excess of net assets acquired, all determined in accordance with GAAP.

"Tax Reduction Agreement" means (1) any Fee-in-Lieu-of-Tax Agreement as defined on Exhibit M of Borrower or its Subsidiaries as permitted under applicable state or municipal law or any other arrangement providing similar benefits; or (2) any Cross Border Lease Agreement (as defined on Exhibit N) which is designed to permit depreciation of the same property to be claimed under the tax laws of two different countries.

"Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

"Termination Date" means the earlier to occur of (i) June 27, 2006, or (ii) such date on which the obligations of the Borrower under any of the Notes evidencing a Loan shall have become immediately due and payable whether by acceleration or otherwise.

"Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of Boston (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported for such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York, New York, received at approximately 10:00 A.M. on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

"United States" means the United States of America.

"Voting Stock" of any Person means equity securities of such Person which ordinarily have voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

"Warburg Pincus" means Warburg Pincus Private Equity VIII, L.P.

"WII" means Wellman International Investments, a company organized under the laws of Ireland.

"Wire Transfer" means electronic transfer of funds including where applicable ACH and EFT.

"WRC" means Wellman Receivables Company LLC, a Delaware limited liability company

Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP, except for interim unaudited financial statements which may omit footnotes and may be subject to year-end audit adjustments.

Section 1.03 Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE 2
AMOUNT AND TERMS OF THE LOANS

Section 2.01 The Loans.

(a) The Revolving Credit Loans. Each Bank severally agrees, subject to the terms and conditions contained in this Agreement, to make Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time before the Termination Date, and at the times provided for in, a Borrowing Request from the Borrower in accordance with Article 3, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Termination Date, in an aggregate principal amount at any one time outstanding not to exceed (i) such Bank's Pro Rata Share of the Facility Amount, less (ii) in each case, such Bank's Pro Rata Share of the aggregate amount of any reductions of the Commitment made pursuant to Section 2.09. Notwithstanding the foregoing, it is hereby understood by the parties hereto that the maximum principal amount available to the Borrower pursuant to this Section 2.01 (a) at any time shall be reduced by the aggregate principal amount of Swing Loans and the aggregate amount LC Exposures, in each case outstanding at such time. Within the foregoing limits, the Borrower may borrow under this subsection, prepay Revolving Credit Loans and reborrow at any time prior to the Termination Date under this subsection.

  The Swing Loans.

(i) Swing Loans. During the Swing Credit Period, so long as no Stop Issuance Notice is in effect, the Swing Loan Bank agrees, on the terms and conditions set forth in this Agreement, to make Swing Loans to the Borrower pursuant to this subsection from time to time in amounts such that at any time (i) the aggregate principal amount of Swing Loans outstanding at such time does not exceed the Swing Loan Commitment at such time and (ii) the aggregate amount of Credit Exposures at such time does not exceed the Commitment at such time. Swing Loans shall be deemed usage of the Commitment. Swing Loans shall be evidenced by the Swing Loan Note. Within the foregoing limits, the Borrower may borrow under this subsection, prepay Swing Loans and reborrow at any time during the Swing Credit Period under this subsection.

(ii) Conversion of Swing Loans to Revolving Credit Loans. The Swing Loan Bank may at any time in its discretion, after a particular Swing Loan has been outstanding for more than five Business Days (a "Stale Swing Loan"), on behalf of the Borrower (which hereby irrevocably directs the Swing Loan Bank to act on its behalf with respect to giving such notice), on notice given by the Swing Loan Bank no later than 11:00 A.M. on the proposed date of funding for the Revolving Credit Loans referred to below, request each Bank to make, and each Bank hereby agrees to make, a Revolving Credit Loan, in an amount (such amount with respect to each Bank, its "Swing Loan Refund Amount") equal to such Bank's Pro Rata Share of the Commitment multiplied by the amount of such Stale Swing Loan (the "Refunded Swing Loan") outstanding on the date of such notice and with respect to which such notice relates, to repay the Swing Loan Bank. Unless any of the events described in Section 6.01 (b) or 6.01 (c) with respect to the Borrower shall have occurred and be continuing or the Revolving Credit Commitments shall have terminated (in any of which cases the procedures of Section 2.01 (b) (iii) shall apply), each Bank shall make the proceeds of such Revolving Credit Loan available to the Agent in accordance with Section 2.01 (a). Each such Revolving Credit Loan shall initially be made as a Reference Rate Loan. The Agent shall pay the proceeds of such Revolving Credit Loans to the Swing Loan Bank, which shall immediately apply such proceeds to repay the Refunded Swing Loan. Effective on the day such Revolving Credit Loans are made, the portion of the Refunded Swing Loan so paid shall no longer be outstanding as a Swing Loan, shall no longer be due as a Swing Loan under the Swing Loan Note and shall be due as Revolving Credit Loans under the respective Revolving Credit Notes issued to the Banks (including the Swing Loan Bank) in accordance with their respective Pro Rata Shares.

(iii) Purchase of Participations in Swing Loans. If at any time a Swing Loan is outstanding at the time Revolving Credit Loans would have otherwise been made pursuant to Section 2.01 (a), and one of the events described in Section 6.01 (b) or (c) with respect to the Borrower shall have occurred and be continuing or the Revolving Credit Commitments shall have terminated, each Bank shall, on the date such Revolving Credit Loans would have been made pursuant to the notice referred to in Section 2.01 (b) (ii) (the "Refunding Date"), purchase an undivided participating interest in the relevant Swing Loan in an amount equal to such Bank's Swing Loan Refund Amount. On the Refunding Date, each Bank shall transfer to the Swing Loan Bank, in immediately available funds, such Bank's Swing Loan Refund Amount.

(iv) Payments on Participated Swing Loans. Whenever, at any time after the Swing Loan Bank has received from any Bank such Bank's Swing Loan Refund Amount pursuant to Section 2.01 (b) (iii), the Swing Loan Bank receives any payment on account of the Swing Loan in which the Banks have purchased participations pursuant to Section 2.01 (b) (iii), the Swing Loan Bank will promptly distribute to each such Bank its Pro Rata Share (determined on the basis of the Swing Loan Refund Amounts of all of the Banks) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided that in the event that such payment received by the Swing Loan Bank is required to be returned, such Bank will return to the Swing Loan Bank any portion thereof previously distributed to it by the Swing Loan Bank.

(v) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Bank's obligation to transfer the amount of a Revolving Credit Loan to the Swing Loan Bank as provided in Section 2.01 (b) (ii) or to purchase a participating interest pursuant to Section 2.01 (b) (iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank, the Borrower or any other Person may have against the Swing Loan Bank or any other Person, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the Commitment, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower, any other Bank or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(vi) Borrowings; Repayments. The Borrower shall give the Swing Loan Bank notice of proposed borrowings in accordance with terms agreed to by the Borrower and the Swing Loan Bank. Swing Loans shall be in a principal amount of at least $1,000,000. The mechanics for borrowing and repayment of Swing Loans by the Borrower will be in accordance with the terms agreed to by the Borrower and the Swing Loan Bank; provided that, if the Borrower requests a Swing Loan prior to 12:00 P.M. on a Business Day, the Swing Loan Bank shall make such Swing Loan on the same Business Day.

(vii) Interest. Each Swing Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it is repaid, at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Libor Loans plus one-half of one percent (.50%). Accrued interest shall be payable upon the earlier of (i) the date such Swing Loan is repaid and (ii) the date such Swing Loan is due and payable which, in any event, shall not be later than the Termination Date. Any overdue principal of or interest on any Swing Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2.0%) plus the Federal Funds Rate plus the Applicable Margin for Libor Loans plus one-half of one percent (.50%) for such day.

(viii) Termination. The Swing Loan Commitment shall terminate on the Termination Date.

(ix) Stop Issuance Notice. If the Majority Banks determine at any time that the conditions set forth in Section 3.01 (b) would not be satisfied in respect of a Loan at such time, then the Majority Banks may request that the Agent issue a "Stop Issuance Notice", and the Agent shall issue such notice to the Swing Loan Bank and the Borrower. Such Stop Issuance Notice shall be withdrawn upon a determination by the Majority Banks that the circumstances giving rise thereto no longer exist. No Swing Loan shall be made while a Stop Issuance Notice is in effect. The Majority Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in Section 3.01 (b) are satisfied; provided that the Agent and the Swing Loan Bank may and shall conclusively rely on any Stop Issuance Notice while it remains in effect.

(c) Funding and Pro Rata Shares.

(i) Promptly after receipt of a Borrowing Request, the Agent shall notify each Bank by telephone, E-mail or telecopy of the proposed borrowing. Subject to Section 2.01 (a), each Bank agrees that after its receipt of notification from the Agent of the Agent's receipt of a Borrowing Request, such Bank shall send its Pro Rata Share (or such portion thereof as may be necessary to provide the Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Bank) of the requested Loan by Wire Transfer to the Agent so that the Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for such Loan, and the Agent shall advance funds to the Borrower upon the Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in the Agent's possession. Unless the Agent shall have been notified by any Bank (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Bank is obligated to make under this Agreement that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of such Loan on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount from such Bank promptly upon demand by the Agent together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to the Agent. Nothing contained in this Section shall be deemed to relieve any Bank from its obligation to fulfill its obligations hereunder or to prejudice any rights that the Borrower may have against any Bank as a result of any default by such Bank hereunder.

(ii) Each Bank and the Borrower further agree that each Bank's Pro Rata Share of the Commitment and, except as changed by events or actions occurring in accordance with the terms and conditions of this Agreement, the Revolving Credit Loans, shall be the percentage set forth opposite each Bank's name on Exhibit K, as the same may from time to time be amended in accordance with Section 9.11.

(iii) Each Revolving Credit Loan shall be in the amount of at least $5,000,000 and, to the extent in excess thereof, in integral multiples of $1,000,000. Each Bank's Pro Rata Share of the Revolving Credit Loans shall be evidenced by its Note and the records of such Bank. Each Revolving Credit Note payable to each Bank shall be in the principal amount of such Bank's Pro Rata Share of the Commitment and shall be payable in accordance with its terms.

(d) Notwithstanding anything to the contrary set forth herein or in the Notes, the entire outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Termination Date. In addition to each principal payment required pursuant to the foregoing, in the event that the aggregate amount of the Credit Exposures on any date exceeds the Commitment on such date, the Borrower shall immediately repay Loans (or if all Loans have been repaid, Cash Collateralize LC Exposures) in an amount equal to the excess. Any such payment shall be applied in accordance with Section 2.06 (c) as if the Borrower had not designated the Credit Exposures to which such payment is to be applied.

(e) Letters of Credit. (i) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank with respect to such Letter of Credit (it being understood that any Letter of Credit in the form of Exhibit D-1, D-2 or D-3 shall be acceptable), from time to time from the Closing Date until the date that is five (5) Business Days before the Termination Date. If the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(ii) Notice of Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) by any Issuing Bank, the Borrower shall hand deliver or telecopy (or transmit by electronic communication or E-mail, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance by such Issuing Bank of a Letter of Credit, or identifying the Letter of Credit of such Issuing Bank to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.01 (e) (iii)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for the issuance of a Letter of Credit by such Issuing Bank. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (A) the LC Exposures will not exceed $45,000,000 and (B) the Credit Exposures will not exceed the Commitment.

(iii) Expiration Date. Each Letter of Credit shall expire at or before the close of business on the earlier of (A) the date that is one year (or in the case of a Letter of Credit supporting industrial revenue bonds (or supporting another letter of credit that itself supports such industrial revenue bonds) (any such Letter of Credit, an "IRB Supporting Letter of Credit"), thirteen months) after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year (or in the case of an IRB Supporting Letter of Credit, thirteen months) after such renewal or extension) and (B) the date that is five (5) Business Days before the Termination Date.

(iv) Participations. Effective upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank with respect to such Letter of Credit or the Banks, such Issuing Bank grants to each Bank, and each Bank acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's Pro Rata Share of the aggregate amount available to be drawn thereunder. Pursuant to such participations, each Bank agrees to pay to the Agent, for the account of such Issuing Bank, such Bank's Pro Rata Share of (A) each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.01 (e) (v) and (B) any reimbursement payment required to be refunded to the Borrower for any reason. Each Bank's obligation to acquire participations and make payments pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitment, and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v) Reimbursement. If an Issuing Bank makes any LC Disbursement under a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying an amount equal to such LC Disbursement to the Agent not later than 12:00 P.M. on the day that such LC Disbursement is made, if the Borrower receives notice of such LC Disbursement before 10:00 A.M. on such day, or, if such notice has not been received by the Borrower before such time on such day, then not later than 12:00 P.M. on (A) the Business Day that the Borrower receives such notice, if such notice is received before 10:00 A.M. on the day of receipt, or (B) the next Business Day, if such notice is not received before such time on the day of receipt; provided that, if such LC Disbursement is at least $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 that such payment be made with the proceeds of a borrowing of Reference Rate Loans or a Swing Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting borrowing of Reference Rate Loans or a Swing Loan. If the Borrower fails to make such payment when due, the Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's Pro Rata Share thereof. Promptly after it receives such notice, each Bank shall pay to the Agent its Pro Rata Share of the payment then due from the Borrower, in the same manner as is provided in Section 2.01(c) with respect to Loans made by such Bank (and Section 2.01(c) shall apply, mutatis mutandis, to such payment obligations of the Banks), and the Agent shall promptly pay to the Issuing Bank with respect to such Letter of Credit the amounts so received by it from the Banks. If a Bank makes a payment pursuant to this subsection to reimburse an Issuing Bank for any LC Disbursement (other than by funding Reference Rate Loans as contemplated above), (x) such payment will not constitute a Loan and will not relieve the Borrower of its obligation to reimburse such LC Disbursement and (y) such Bank will be subrogated to its Pro Rata Share of such Issuing Bank's claim against the Borrower for such reimbursement. Promptly after the Agent receives any payment from the Borrower pursuant to this subsection, the Agent will distribute such payment to the Issuing Bank with respect to such Letter of Credit or, if Banks have made payments pursuant to this subsection to reimburse such Issuing Bank, then to such Banks and such Issuing Bank as their interests may appear.

(vi) Obligations Absolute. As between any Loan Party and each Issuing Bank, or its Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. The Borrower's obligation to reimburse LC Disbursements as provided in Section (e)(v) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of, and none of the Agent, the Issuing Banks, the Banks and their respective Affiliates shall have any liability or responsibility by reason of or in connection with (including any losses or damages to any Loan Party or other Person or property relating thereto), any of the following: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of this Agreement or any Letter of Credit, any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Bank or its Affiliates shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions, losses or delays in transmission, delivery or otherwise of any messages, or any document required to make a drawing under such Letter of Credit by mail, cable, telegraph, telex, E-mail or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (g) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (h) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (i) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief law; (j) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of such Letter of Credit, (k) any consequences arising from causes beyond the control of such Issuing Bank or Bank or their respective Affiliates, as applicable, including any Governmental Acts; or (l) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank's, such Bank's or their respective Affiliates' rights or powers hereunder. In no event shall any Issuing Bank, Bank or their respective Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Bank, each Bank, the Agent and their respective Affiliates (a) may rely on any oral or other communication believed in good faith by such Issuing Bank, such Bank, the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (b) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (c) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Bank, Bank or Affiliate; (d) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (e) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (f) may settle or adjust any claim or demand made on such Issuing Bank, Bank or Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Issuing Bank, the Agent or their Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank, the Agent or their Affiliates under any resulting liability to the Borrower or any Bank.

Nothing in this Section 2.01 (e) (vi) shall relieve any Issuing Bank, and Bank or any of their respective Affiliates from liability for such Issuing Bank's, such Bank's or such Affiliate's gross negligence or willful misconduct in connection with actions or omissions described in either of the proceeding paragraphs of this Section 2.01 (e) (vi).

(vii) Disbursement Procedures. The Issuing Bank with respect to any Letter of Credit shall, promptly after its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement pursuant thereto; provided that any failure to give or delay in giving such notice will not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Banks with respect to any such LC Disbursement.

(viii) Interim Interest. Unless the Borrower reimburses a LC Disbursement in full on the day it is made, the unpaid amount thereof shall bear interest, for each day from and including the day on which such LC Disbursement is made to but excluding the day on which the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Reference Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.01 (e)(v), then Section 2.02(a)(ii) shall apply. Interest accrued pursuant to this subsection shall be for the account of the Issuing Bank with respect to such Letter of Credit, except that a Pro Rata Share of interest accrued on and after the day that any Bank reimburses such Issuing Bank for a portion of such LC Disbursement pursuant to Section 2.01 (e)(v) shall be for the account of such Bank.

(ix) Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank (which agreement of the Agent and the replaced Issuing Bank shall not be unreasonably withheld). The Agent shall notify the Banks of any such replacement. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.02(b)(iii). On and after the effective date of any such replacement, (A) the successor Issuing Bank will have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it and (B) references herein to the term "Issuing Bank" will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After an Issuing Bank is replaced, it will remain a party hereto and will continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such replacement, but will not be required to issue additional Letters of Credit.

(x) Cash Collateralization. If an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Majority Banks (or, if the maturity of the Loans has been accelerated, Banks with LC Exposures representing at least 51% of the LC Exposures) demanding the Borrower Cash Collateralize the LC Exposures, the Borrower shall Cash Collateralize the LC Exposures as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize the LC Exposures will become effective immediately, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 6.01(b) or 6.01 (c). Any amount deposited to Cash Collateralize LC Exposure (including any earnings thereon) will be withdrawn from the applicable cash collateral account by the Agent and applied to pay reimbursement obligations in respect of LC Disbursements and any fees due under Section 2.02 (b) (iii) as they become due, all to the extent such withdrawal and application are permitted by applicable law and do not violate any order or stay issued or imposed by any court; provided that (A) if at any time all Events of Default have been cured or waived, such amount (to the extent not theretofore so applied) will be returned to the Borrower upon its request and (B) if at any time the maturity of the Loans has been accelerated, such amount (to the extent not theretofore so applied or returned) will be applied to pay all outstanding Credit Exposures pro rata on the basis of each Bank's Pro Rata Share of the Credit Exposures on such date, all to the extent such withdrawal and application are permitted by applicable law and do not violate any order or stay issued or imposed by any court.

Section 2.02 Interest and Fees on the Loans.

(a) Interest.

(i) Interest shall accrue on each of the Revolving Credit Loans at the Reference Rate or the Libor Rate for each of such Loan's Interest Periods in accordance with the Borrower's Interest Rate Elections for such Loans subject to and in accordance with the terms and conditions of this Agreement and the applicable Notes. The Borrower shall pay such interest to Agent for the pro rata account of each Bank in arrears on the Revolving Credit Loans outstanding from time to time after the Closing Date, in accordance with the following: (a) if any such Loan is a Reference Rate Loan, such payments shall be made quarterly on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Termination Date; (b) if such Loan is a Libor Loan and is for a term of more than three months, such payments shall be made every three months commencing on the date that is three months after the date on which such Libor Loan was made and, in addition to each such quarterly payment required pursuant to the foregoing, with respect to each such Loan as to which an Interest Adjustment Date occurs, on each such Interest Adjustment Date; and (c) if such Loan is a Libor Loan and is for a term of three months or less, with respect to each such Loan as to which an Interest Adjustment Date occurs, on each such Interest Adjustment Date. Interest shall accrue and be paid on the Swing Loans in accordance with Section 2.01 (b) (vii) and the Swing Loan Notes.

(ii) Any amount of principal, interest or other amount due under any Loan Document which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above the interest rate otherwise in effect with respect to such amount or, if no interest rate is otherwise in effect with respect to any such amount two percent (2%) above the interest rate then applicable to Reference Rate Loans.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, in the event that any change in any Applicable Margin becomes retroactively effective and the Borrower has previously paid an amount of interest hereunder which is either in excess of or less than the amount of interest which the Borrower would have paid if the new Applicable Margin had been in effect as of the date as of which such change becomes retroactively effective, then the Borrower shall promptly pay to Agent for the pro rata account of each Bank, and, if applicable, each Bank shall promptly pay to Agent for the account of the Borrower such amount (or, in the case of a payment to be made by the Banks, each Bank's Pro Rata Share of such amount) as may be necessary to adjust the interest paid by the Borrower to equal the amount payable at the new Applicable Margin for the period for which the Borrower paid interest based on the old Applicable Margin.

(b) Facility and Letter of Credit Fees.

(i) As consideration for the Commitment, the Borrower shall pay to the Agent, for the account of each Bank, a Facility Fee calculated in accordance with Exhibit A on the average daily amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each Reporting Period based upon the average daily amount of such Bank's Commitment (without regard to utilization) during that quarter (or portion thereof) as calculated by the Agent, at a rate per annum equal to the Facility Fee Rate then in effect. The Facility Fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date and continuing through the Termination Date, with the final payment to be made on the Termination Date. In connection with any termination of the Commitment under Section 2.09, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The Facility Fee shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article 3 are not met. Notwithstanding anything to the contrary set forth in this Agreement, in the event that any change in the Facility Fee Rate becomes retroactively effective and the Borrower has previously paid any Facility Fee hereunder which is either in excess of or less than the Facility Fee which the Borrower would have paid if the new Facility Fee Rate had been in effect as of the date as of which such change becomes retroactively effective, then the Borrower shall promptly pay to the Agent, for the pro rata account of each Bank, and, if applicable, each Bank shall promptly pay to the Agent, for the account of the Borrower, such amount (or, in the case of a payment to be made by the Banks, each Bank's Pro Rata Share, based on its Commitment, of such amount) as may be necessary to adjust the Facility Fee paid by the Borrower to equal the amount payable at the new Facility Fee Rate for the period for which the Borrower paid a Facility Fee based on the old Facility Fee Rate.

(ii) On the Closing Date and thereafter the Borrower shall pay to the Agent, in some cases solely for Agent's account and in other cases for the accounts of the Banks or the Arrangers, fees in amounts previously agreed upon by the Agent and the Borrower.

(iii) Letter of Credit Fees. The Borrower shall pay (i) to the Agent, for the account of each Bank, a participation fee with respect to its participations in Letters of Credit, which shall accrue for each day, at the Applicable Margin for Libor Loans, on the amount of such Bank's Pro Rata Share of the LC Exposures (excluding any portion thereof attributable to unreimbursed LC Disbursements) on such day, during the period from the Closing Date to the later of the date on which such Bank's Commitment terminates and the date on which such Bank ceases to have any LC Exposures, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon by the Borrower and such Issuing Bank on the average daily amount of the LC Exposures of Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from the Closing Date to the later of the date on which the Commitment terminates and the date on which there ceases to be any LC Exposures of such Issuing Bank, as well as such Issuing Bank's fees with respect to issuing, amending, renewing or extending any Letter of Credit or processing drawings thereunder. Participation fees and fronting fees accrued through the last day of March, June, September and December of each year will be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees accrued to the date on which the Commitment terminates will be payable on such date, and any such fees accruing after such date will be payable on demand. Any other fees payable to an Issuing Bank pursuant to this subsection will be payable within ten (10) days after demand. All such participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary set forth in this Agreement, in the event that any change in the Applicable Margin for Libor Loans becomes retroactively effective and the Borrower has previously paid any participation fee hereunder which is either in excess of or less than the participation fee which the Borrower would have paid if the new Applicable Margin for Libor Loans had been in effect as of the date as of which such change becomes retroactively effective, then the Borrower shall promptly pay to the Agent, for the pro rata account of each Bank, and, if applicable, each Bank shall promptly pay to the Agent, for the account of the Borrower, such amount (or, in the case of a payment to be made by the Banks, each Bank's Pro Rata Share, based on its Commitment, of such amount) as may be necessary to adjust the participation fee paid by the Borrower to equal the amount payable at the new Applicable Margin for Libor Loans for the period for which the Borrower paid a participation fee based on the old Applicable Margin for Libor Loans.

(c) Increased Costs - Capital. If, after the date hereof, any Bank or Issuing Bank at any time or times shall have reasonably determined that the adoption or effectiveness of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any such Bank or Issuing Bank or such Bank's or such Issuing Bank's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, expressly including without limitation the 1988 Revised Basle Accord issued by the Basle Committee on Banking Regulations and Supervisory Practices adopted prior to the date hereof, that has or would have the effect of reducing the rate of return on the capital of such Bank, such Issuing Bank or such Bank's or such Issuing Bank's holding company as a consequence of the obligations hereunder of such Bank or such Issuing Bank and/or the Loans by such Bank or the Letters of Credit issued by such Issuing Bank to a level below that which such Bank, or such Issuing Bank or such Bank's or such Issuing Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank, such Issuing Bank or such Bank's or such Issuing Bank's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Bank, such Issuing Bank or such Bank's or such Issuing Bank's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Bank or such Issuing Bank to be material, then the Borrower may at its sole option within 90 days after the first demand by such Bank or such Issuing Bank (with a copy to Agent) provide a replacement bank or banks for such Bank or such Issuing Bank, which replacement bank or banks shall be subject to the approval of Agent (which approval shall not be unreasonably withheld), and shall take all actions necessary to transfer the rights and obligations of such Bank or such Issuing Bank hereunder and the other agreements relating to the transactions contemplated by this Agreement to which such Bank or such Issuing Bank is a party to such replacement bank or banks within such 90-day period. Any such replacement bank shall pay to the Bank or Issuing Bank being replaced the full amount of principal, accrued interest and accrued fees owing by the Borrower to the Bank or Issuing Bank being replaced as of the date such replacement is effective. In any event, the Borrower shall pay to Agent for the account of such Bank or such Issuing Bank from time to time as specified by such Bank or such Issuing Bank (with a copy to Agent) such additional amounts as shall be sufficient to compensate such Bank, such Issuing Bank or such Bank's or such Issuing Bank's holding company for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Bank or such Issuing Bank. A certificate of one of the officers of such Bank or such Issuing Bank as is so affected setting forth the amount to be paid to such Bank or such Issuing Bank hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, each Bank and Issuing Bank may use any reasonable averaging and attribution methods. At the written request of the Borrower, any Bank or Issuing Bank to which any such amount is due or has been paid shall provide the Borrower with a written explanation of the methods used in calculating such amount. Each Bank and Issuing Bank will use its best efforts to inform the Borrower and Agent of any event occurring after the date hereof which will require payments to be made under this subsection (c) promptly after such Bank or such Issuing Bank becomes aware of such event, but the failure of any Bank or any Issuing Bank so to inform the Borrower shall not affect any of the obligations of the Borrower hereunder. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this subsection (c) as a result of any such adoption, effectiveness, change or compliance referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof.

Section 2.03. Notations. At the time of (i) the making of each Loan evidenced by any of the Notes, (ii) each change in the interest rate under any of the Notes effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any of the Notes, each Bank may enter upon its records an appropriate notation evidencing (a) such Bank's Pro Rata Share of such Loan and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment of principal and (d) in the case of payments or prepayments of principal, the applicable Loan which was paid or prepaid. No failure to make, or error in making, any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any of the Notes in full, nor shall any such failure or error, standing alone, constitute grounds for disproving a payment of principal by the Borrower. However, in the absence of manifest error, such notations and each Bank's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Bank's Pro Rata Share of the Loans and all amounts due and owing to such Bank at any time. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Any such notations and such Bank's and Agent's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, any of the Loans or any of the Notes.

Section 2.04 Computation of Interest and Fees. Interest due under this Agreement and under the Notes with respect to Libor Loans shall be computed on the basis of a year of 360 days over the actual number of days elapsed and with respect to Reference Rate Loans and Swing Loans on the basis of a 365 (366) day year over the actual number of days elapsed. The Facility Fees payable under Section 2.02 (b)(i) shall be calculated on the basis of a year of 360 days and for the actual number of days elapsed.

Section 2.05. Time of Payments and Prepayments in Immediately Available Funds and Setoff.

(a) Time. All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under any of the Notes shall be made to the Agent, the Banks or an Issuing Bank at the address referred to in Exhibit K or in Section 9.07 in Dollars and in immediately available funds prior to 12:00 P.M. on the Business Day that such payment is due. Unless otherwise instructed, the Borrower hereby authorizes and instructs the Agent to charge against the Borrower's accounts, if any, with the Agent on each date on which a payment is due hereunder and/or under any of the Notes an amount up to the principal, interest and fees due and payable to the Banks or any Bank or any Issuing Bank hereunder and/or under any of the Notes and such charge shall be deemed payment hereunder and under the Notes in question to the extent that immediately available funds are then in such accounts. The Borrower may revoke the foregoing instruction by written notice to the Agent given in accordance with this Agreement. In addition, the Borrower hereby irrevocably authorizes the Agent, if and to the extent payment of any installment of principal, interest and/or fees hereunder and/or under any of the Notes is not made when due, to charge against the Borrower's accounts, if any, with the Agent an amount equal to the amount thereof not paid when due. Any such payment or prepayment which is received by the Agent in Dollars and in immediately available funds after 12:00 P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day except that solely for the purpose of determining whether a Default has occurred under Section 6.01(a), any such payment or prepayment if received by the Agent prior to the close of the Agent's business on a Business Day shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Banks or Issuing Banks hereunder and/or under any of the Notes that are received by the Agent in immediately available Dollars prior to 12:00 P.M. on any Business Day shall, to the extent owing to the Banks or Issuing Banks other than the Agent, be sent by Wire Transfer by the Agent (in each case, without deduction for any claim, defense or offset of any type) before 2:00 P.M. on the same Business Day. Each such Wire Transfer shall be addressed to each Bank or Issuing Bank in accordance with the wire instructions set forth in Exhibit K hereto. The amount of each payment wired by the Agent to each such Bank or Issuing Bank shall be such amount as shall be necessary to provide such Bank or Issuing Bank with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Bank or Issuing Bank), or with such other amount as may be owing to such Bank or Issuing Bank in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such Wire Transfer shall be sent by the Agent only after the Agent has received immediately available Dollars from or on behalf of the Borrower and each such Wire Transfer shall provide each Bank or Issuing Bank receiving same with immediately available Dollars on receipt by such Bank or Issuing Bank. Any such payments of immediately available Dollars received by the Agent after 12:00 P.M. and before 2:00 P.M. on any Business Day shall be forwarded in the same manner by the Agent to such Banks or Issuing Banks as soon as practicable on said Business Day, and if any such payments of immediately available Dollars are received by the Agent after 2:00 P.M. on a Business Day, the Agent shall so forward same to such Banks or Issuing Banks before 10:00 A.M. on the immediately succeeding Business Day. If the Agent does not forward any such payment to a Bank or Issuing Bank on the Business Day prescribed above, the Agent shall pay to such Bank or Issuing Bank upon demand interest to such Bank or Issuing Bank at the then effective Federal Funds Rate for each day such payment is overdue.

(b) Setoff, etc. Upon the occurrence and during the continuance of any Event of Default, each Bank and each Issuing Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Bank or such Issuing Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any of the Notes irrespective of whether or not the Agent, such Bank or such Issuing Bank shall have made any demand under this Agreement or any of its Notes and although such obligations may be unmatured and regardless of the existence or adequacy of any Collateral, guaranty or any other security, right or remedy available to any Bank or the Agent. Each such Bank and each such Issuing Bank agrees to promptly notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Bank or an Issuing Bank pursuant to the foregoing, the Agent shall notify each other Bank and each other Issuing Bank thereof. The rights of each Bank and each Issuing Bank under this Section 2.05(b) are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Bank or such Issuing Bank may have.

(c) Unconditional Obligations and No Deductions. The Borrower's obligation to make all payments provided for in this Agreement and/or the Notes shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including, without limitation, any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist; provided, however, that the foregoing shall not apply to any withholding tax or other amount that the Borrower is legally prohibited from paying a Bank or Banks or an Issuing Bank or Issuing Banks or where the Borrower could incur a civil or criminal penalty it if paid such amount to a Bank or Banks or an Issuing Bank or Issuing Banks. However, this Section 2.05 (c) shall not constitute a waiver of any claims the Borrower may hereafter have at law against any of the Banks or Issuing Banks. Amounts withheld by the Borrower and remitted to proper taxing or other governmental authorities shall be treated as having been paid by the Borrower to the Agent for the benefit of the Bank or Issuing Bank as to which such withholding was made under this Agreement.

(d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) a properly completed Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a properly completed Internal Revenue Service Form W-8 IMY, W-8 EXP or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from United Stated backup withholding, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

Section 2.06 Prepayment and Certain Payments.

(a) Voluntary Prepayments. All or any portion of the unpaid principal balance of any Reference Rate Loan may be prepaid at any time by a payment to the Agent of immediately available Dollars by the Borrower and all or any portion of the unpaid principal balance of any Libor Loan may be prepaid or paid to the Agent by a payment of immediately available Dollars on the Interest Adjustment Date for such Loan, upon, in the case of a Reference Rate Loan, one (1) Business Day prior telephonic, E-mail or telecopied notice promptly confirmed in writing from the Borrower to the Agent, and, in the case of a Libor Loan, on the applicable Interest Adjustment Date and upon three (3) Business Days prior telephonic or telecopied notice promptly confirmed in writing from the Borrower to the Agent, without premium or penalty; provided that all such payments and prepayments of Libor Loans shall be accompanied by the interest accrued on the principal amount being paid or prepaid through the date of payment or prepayment, and provided further that (i) each such partial payment or prepayment of principal of a Libor Loan shall be in such amount so that each outstanding Libor Loan remains in a principal amount of at least $5,000,000 and, to the extent in excess thereof, in an integral multiple of $1,000,000, and (ii) each such partial payment or prepayment of principal of a Reference Rate Loan shall be such amount so that each outstanding Reference Rate Loan remains in a principal amount of at least $2,500,000 or, to the extent in excess thereof, in integral multiples of $1,000,000. The Borrower's notice of payment or prepayment to the Agent shall designate whether such payment or prepayment is a payment or prepayment of one or more Reference Rate Loans or Libor Loans. Any permitted voluntary prepayment of any Loans shall be made without premium or penalty other than the reimbursements provided for under Sections 2.10 (e) and 2.10 (f).

(b) Mandatory Prepayments. If, after giving effect to any reduction of the Commitment pursuant to Section 2.09, the aggregate Credit Exposures exceed the Commitment, the Borrower shall prepay Loans until the aggregate Credit Exposures do not exceed the Commitment and, if all outstanding Loans have been prepaid, Cash Collateralize LC Exposures until the aggregate LC Exposures does not exceed the Commitment.

(c) Absence of Designation of Payment or Prepayment. In the event that or to the extent that at the time of any payment or prepayment of all or any portion of the Loans other than after the occurrence of and during the continuance of an Event of Default, the Borrower fails to provide the Agent with telephonic, telecopied or E-mailed notice promptly confirmed in writing designating whether such payment or prepayment is a payment or prepayment of Reference Rate Loans or Libor Loans, the Agent shall allocate any such payment or prepayment to outstanding Revolving Credit Loans which are Reference Rate Loans, if any, until paid or prepaid in full, thereafter to such Revolving Credit Loans which are Libor Loans as to which such date is an Interest Adjustment Date for such Libor Loans until paid in full and thereafter to such Loans as the Agent, in its reasonable discretion, may designate or select until paid or prepaid in full. In the event that any mandatory payment is required under Section 2.06(b) or for any other reason, unless an Event of Default has occurred and is continuing, and on the date any such payment is due, the amount of Reference Rate Loans, if any, plus the amount of Libor Loans as to which such date is an Interest Adjustment Date for such Libor Loans is less than the amount of such required payment or prepayment, such payment or prepayment shall nevertheless be paid in full by the Borrower when due and the proceeds thereof will, to the extent not directed to be applied to specific Loans by the Borrower's above-referenced designation, be applied first to outstanding Reference Rate Loans until paid in full, second to the Libor Loans as to which such date is an Interest Adjustment Date for such Libor Loans until paid in full, and thereafter to such Loans as the Agent, in its reasonable discretion, may designate or select and the Borrower shall be liable for any additional cost or expense under Section 2.10 (e). If an Event of Default has occurred and is continuing, any payment or prepayment referred to above shall be applied to all outstanding Credit Exposures pro rata on the basis of each Bank's Pro Rata Share of the Credit Exposures on the date of such payment or prepayment.

(d) Swing Loans. The outstanding aggregate amount of Swing Loans shall not at any time exceed the Swing Loan Commitment. The aggregate outstanding principal amount of any Swing Loans at any time shall reduce availability under the Commitment on a Dollar for Dollar basis. Such availability shall be restored, subject to the maximum amount thereof as same may have been reduced under Section 2.09 to the extent necessary to permit repayment of any Swing Loans with Revolving Credit Loans. Such reductions in availability shall not be deemed permanent reductions in the amount of the Commitment.

Section 2.07. Interest Rate Elections.

(a) Subject to the terms and conditions of this Agreement, the Borrower shall have the right, exercisable by submission of an Interest Rate Election, as to any Revolving Credit Loan and as to any portion of the then outstanding principal balance of the Revolving Credit Loans, to be effective on the applicable Interest Adjustment Date for the Loan in question, to elect the Reference Rate or the Libor Rate as the interest rate on such Loan and/or on the portion of the outstanding principal balance of the Loans that is subject to an Interest Rate Election on such Interest Adjustment Date.

(b) Interest Rate Elections with regard to the Libor Rate shall be subject to and governed by Section 2.10.

(c) Notwithstanding any other provisions of this Agreement, no Interest Rate Election shall be permitted if it would cause the outstanding amount of Libor Loans on any date on which the Commitment is to be reduced in accordance with Section 2.09 to exceed the amount to which the Commitment is to be reduced.

(d) On the Business Day that the Agent is deemed to have received a Borrowing Request or an Interest Rate Election from the Borrower, the Agent shall notify each of the Banks thereof, by telecopying or E-mailing a copy of such Borrowing Request or Interest Rate Election, as applicable, to each Bank. The Business Day on which the Banks receive notice from the Agent of a Borrowing Request or Interest Rate Election is hereinafter referred to as a "Notice Day".

(e) In the case of a Borrowing Request or Interest Rate Election for a Libor Loan, at or prior to 12:00 P.M. on the Business Day immediately succeeding the Notice Day, if the Interest Period selected by the Borrower in such Borrowing Request or Interest Rate Election is an Interest Period which, under this Agreement, requires the consent of the Banks, each Bank shall notify the Agent, by telephone, telecopy or E-mail, whether such Bank is willing to offer to the Borrower the Interest Period so selected by the Borrower and, if not, subject to Section 2.10(b), (c), (f) and (g), the longest Interest Period which such Bank is prepared to offer to the Borrower with respect to such Loan, which Interest Period may not be shorter than the longest Interest Period which does not require the consent of the Banks under this Agreement. If any Bank fails to give any such notice on or prior to the time set forth above, the Agent shall base its below selections on the notices received from Banks at or prior to such time. The Agent shall (a) select (i) if the Interest Period selected by the Borrower is one which requires the consent of the Banks, the shortest Interest Period among those which each Bank has indicated it is prepared to offer to the Borrower and (ii) the Adjusted Libor Rate applicable thereto, (b) calculate the Libor Rate on the basis thereof and (c) notify the Borrower and each Bank of such Libor Rate and, if applicable, the available Interest Period, by telephone or telecopy or E-mail, prior to 2:00 P.M. on the same Business Day as the Business Day on which the Agent receives such determinations from the Banks. In accordance with Section 2.01 (c), the Banks shall send to the Agent by Wire Transfer Dollars (which are immediately available to Agent upon receipt) for disbursement to the Borrower.

(f) In the case of a Borrowing Request or Interest Rate Election for a Reference Rate Loan, the Agent shall, concurrently with its notification to each of the Banks pursuant to subsection (d) notify such Bank of the Reference Rate applicable to the Loan. At or prior to 12:00 P.M. on the Business Day immediately succeeding the Notice Day, each Bank shall send to the Agent by Wire Transfer Dollars (which are immediately available to the Agent upon receipt) for disbursement to the Borrower in accordance with Section 2.01.

Section 2.08. Interest in Absence of Interest Rate Election. If at any time all or any portion of the outstanding principal balance of the Revolving Credit Loans or any Pro Rata Share(s) thereof is not subject to an Interest Rate Election because an Interest Adjustment Date occurs and the Agent has not received a timely Interest Rate Election from the Borrower which is effective in accordance with the terms and conditions of this Agreement on such Interest Adjustment Date, the interest rate on all or said portion of said outstanding principal balance or any Pro Rata Share(s) thereof shall thereupon be and remain the Reference Rate until occurrence of an Interest Adjustment Date applicable to said principal balance or Pro Rata Share(s) of the Loans for which the Agent shall have received a timely Interest Rate Election effective in accordance with the terms and conditions of this Agreement on such Interest Adjustment Date and which elects another available interest rate on all or said portion of said outstanding principal balance or Pro Rata Share(s) of the Loans.

Section 2.09. Permanent Reduction of Commitment. (a) At the Borrower's option, the Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $5,000,000 and, to the extent in excess thereof, in integral multiples of $1,000,000 at any time, provided that (i) the Borrower gives the Agent written notice of the exercise of such option at least five (5) Business Days prior to the effective date thereof, (ii) the aggregate outstanding Credit Exposures do not exceed the Commitment as so reduced in any such case on the effective date of such reduction and (iii) the Borrower is not and, after giving effect to such reduction, would not be in violation of Section 2.07(c). Any such reduction shall concurrently reduce the Dollar amount of each Bank's Pro Rata Share of the Commitment.

(b) Asset Dispositions. Upon the receipt by or on behalf of the Borrower or any Subsidiary of Net Cash Proceeds in respect of any Specified Asset Disposition, the Commitment will be reduced by an amount equal to 50% of such Net Cash Proceeds; provided that, if the Borrower shall deliver to the Agent an Officer's Certificate to the effect that (x) the Borrower and its Subsidiaries intend to apply the Net Cash Proceeds from such Specified Asset Disposition (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Cash Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and its Subsidiaries, (y) the property so acquired will be included in the Collateral (if any) at least to the extent that the property disposed of was included therein and (z) no Default has occurred and is continuing, then no Commitment reduction will be required pursuant to this subsection in respect of such Net Cash Proceeds (or the portion of such Net Cash Proceeds specified in such certificate, if applicable) except that, if any such Net Cash Proceeds have not been so applied by the end of such 180-day period, a reduction of the Commitment will be required at that time in an amount equal to the amount of such Net Cash Proceeds that have not been so applied; and provided further that the aggregate amount of the Commitment shall in no event be reduced below $100,000,000 pursuant to this subsection (b).

Section 2.10 Special Libor Loan Provisions. The Libor Loans shall be subject to and governed by the following terms and conditions:

(a) Borrowing Requests. Each Borrowing Request selecting the Libor Rate must be received by the Agent in accordance with the definition of Interest Rate Election.

(b) Libor Loans Unavailable. Notwithstanding any other provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Banks (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

(i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Bank in the London interbank market,

(ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

(iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Bank for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by the Agent and that such Bank's rate may exceed such average, such Bank may elect not to accept any Interest Rate Election electing a Libor Loan and such Bank shall notify the Agent by telephone or telecopy thereof, stating the reasons therefor, not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination and the reason therefor to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.10 (b)(i) through (iii) as a result of such Bank's determination shall be made as or converted into, as the case may be, Reference Rate Loans and such Bank shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to the Borrower. If such circumstances subsequently change so that such Bank shall no longer be so affected, such Bank's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Bank obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Bank shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Banks' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Banks' or Bank's Pro Rata Share(s) of the Loans as to which such Bank's or Banks' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Banks has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Bank(s).

(c) Libor Lending Unlawful. In the event that any change in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Banks to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Bank shall promptly notify the Agent by telephone or telecopy or E-mail thereof, and of the reasons therefor, and the obligation of such Bank to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Bank, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Bank can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Reference Rate Loans. If circumstances subsequently change so that such Bank shall no longer be so affected, such Bank's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Bank obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Bank shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Banks' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Banks' or Bank's Pro Rata Share(s) of the Loans as to which such Bank's or Banks' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Banks has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Bank(s).

(d) Additional Costs on Libor Loans and Letters of Credit. The Borrower further agrees to pay to the Agent for the account of the applicable Bank or Banks or Issuing Bank or Issuing Banks such amounts as will compensate any of the Banks or Issuing Banks for any increase in the cost to such Bank or such Issuing Bank of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans or for issuing or participating in Letters of Credit and for any reduction in the amount of any sum receivable by such Bank or such Issuing Bank under this Agreement in respect of making or maintaining all or any portion of such Bank's Pro Rata Share of the Loans as Libor Loans or issuing or participating in Letters of Credit, in either case, from time to time by reason of:

(i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or such Issuing Bank, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

(ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Bank or such Issuing Bank to any tax (other than taxes on net income imposed on such Bank or such Issuing Bank by the United States or the state or nation in which the head office of such Bank or such Issuing Bank is located), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Bank or such Issuing Bank with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans or issuing or participating in any Letter of Credit and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Bank or such Issuing Bank by the United States or the state or nation in which the head office of such Bank or such Issuing Bank is located); provided that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Bank or an Issuing Bank with any federal, state or foreign law or from any failure by a Bank or an Issuing Bank to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Bank or such Issuing Bank and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Bank or such Issuing Bank shall promptly notify the Agent thereof, and of the reasons therefor, and the Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to the Agent by such Bank or such Issuing Bank therefor and the additional amounts required to fully compensate such Bank or such Issuing Bank for such increased or new cost or reduced amount as determined by such Bank or such Issuing Bank. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within three (3) Business Days after the Borrower's receipt of said notice. Such Bank's or such Issuing Bank's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Bank or such Issuing Bank computed such cost or reduction) shall be submitted by the Agent to the Borrower and shall, in the absence of manifest error, be conclusive and binding. In determining any such amount, the Bank(s) or the Issuing Bank(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.10 (d) as a result of any requirement or change referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof. If the Borrower shall, as a result of the requirements of this Section 2.10 (d) above, be required to pay any Bank or any Issuing Bank the additional costs referred to therein and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank reasonably satisfactory to the Agent for such Bank or such Issuing Bank which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Bank or the Issuing Bank that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Bank or such Issuing Bank and such Bank or such Issuing Bank will be released from liability hereunder, except as provided in Section 9.10.

(e) Libor Funding Losses. In the event any of the Banks shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

(i) payment or prepayment by the Borrower of all or any portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason; provided that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Reference Rate Loan prior to the end of any Interest Period or to imply such right;

(ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Reference Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of Section 2.10 (e) or (c) by any Bank; or

any failure by the Borrower to borrow the Loans as Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of Section 2.10 (e) or (c) by any Bank;

(iii) such Bank shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, the Borrower shall pay directly to the Agent for the account of such Bank such amount as will (in the reasonable determination of such Bank, which shall be conclusive absent manifest error) reimburse such Bank for such loss or expense. Each Bank shall furnish to the Borrower, upon written request received by the Agent, a written statement setting forth the computation of any such amounts payable to such Bank under this Section 2.10 (e).

(f) Banking Practices. Each Bank and each Issuing Bank agrees that upon the occurrence of any of the events described in Section 2.02 (c) and/or 2.10 (b) (i), (ii) or (iii), (d) or (e), such Bank or such Issuing Bank will exercise all reasonable efforts to take such reasonable actions at no expense to such Bank or such Issuing Bank (other than expenses which are covered by the Borrower's advance deposit of funds with such Bank or such Issuing Bank for such purpose, or if such Bank or such Issuing Bank agrees, which the Borrower has agreed to pay or reimburse to such Bank or such Issuing Bank in full upon demand), in accordance with such Bank's or such Issuing Bank's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Bank or such Issuing Bank, as such Bank or such Issuing Bank may take without the consent or participation of any other Person to, in the case of an event described in Section 2.02 (c) and/or (d) or (e), mitigate the cost of such events to the Borrower and, in the case of an event described in Section 2.10 (b) (i), (ii) or (iii), to seek Dollar deposits in any other interbank Libor market in which such Bank regularly participates and in which the applicable determination(s) described in Section 2.10 (b) (i), (ii) or (iii), as the case may be, does not apply.

(g) Borrower's Option on Unavailability or Increased Cost of Libor Loans. In the event of any conversion of all or any portion of any Bank's Pro Rata Share of any Libor Loans to a Reference Rate Loan for reasons beyond the Borrower's control or in the event that any Bank's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under Section 2.10 (d) or (e), to additional costs, the Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Bank's Pro Rata Share to a Reference Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case at the end of the last of such Interest Periods any such Libor Loan shall automatically convert to a Reference Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Reference Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. The Borrower's options set forth in this Section 2.10 (g) may be exercised, if and only if the Borrower pays, concurrently with delivery to the Agent of each such Interest Rate Election and thereafter in accordance with Section 2.10 (d), (e) and (f) all amounts provided for therein to Agent in accordance with this Agreement.

Section 2.11 Certain References. Any references in Article 1, Sections 2.01, 2.03, 2.05, 2.10, 2.14, 2.15, 2.16, Article 5, Article 7, or Sections 9.02, 9.04, 9,09 or 9.10 to "any of the Banks" shall be construed to mean any one or more of the Banks from time to time and as often as the referenced situation or event may exist or occur and any references in said Sections to "such Bank" shall be construed to mean any one or more of such Banks from time to time and as often as the referenced situation or event may exist or occur.

Section 2.12 Payment on Non-Business Days. Subject to the definition of Interest Period, whenever any payment to be made hereunder or under any of the Loan Documents shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under the Notes and the other Loan Documents.

Section 2.13 Use of Proceeds. The Borrower shall use the Loans (i) to repay the outstanding amount of the Old Loans and other Indebtedness for Borrowed Money of the Borrower and the Loan Parties and (ii) for working capital and other lawful business requirements of the Borrower and the Subsidiaries, all subject to and in accordance with the provisions of this Agreement; provided the proceeds of the Loans may not be used to extend, refinance or replace any Synthetic Lease if (immediately after giving effect to such extension, refinancing or replacement) the excess of the Commitment over the Credit Exposures would be less than $65,000,000.

Section 2.14 Banks' Maximum Commitments. No Bank shall be obligated to make its Pro Rata Share of any Loan if, after giving effect to the making of such Loan, either (a) the aggregate amount of Credit Exposures outstanding hereunder would exceed the Commitment at such time or (b) such Bank's Pro Rata Share of the Credit Exposures would exceed its Pro Rata Share of the Commitment at such time, provided that a Bank may exceed its Commitment, but shall not be obligated to do so, if such Bank shall have determined in its sole discretion that such Loan satisfies the credit standards of such Bank and if such Bank has obtained the prior written consent of the Majority Banks. The obligations of the Banks to make Loans and their respective Pro Rata Shares of Loans hereunder are several and not joint. If any of the Banks defaults in the performance of its obligations hereunder, such default shall not, in and of itself, relieve the other Banks from their obligations hereunder but no such default shall obligate any other Bank to make any Loan and participate in Swing Loans and Letters of Credit in excess of its Pro Rata Share of the Commitment.

Section 2.15 Replacement of Bank. In the event that any of the Banks becomes a Delinquent Bank and remains so for ten (10) Business Days after written notice thereof to the Agent from the Borrower and to the Delinquent Bank from the Borrower and/or the Agent, the Agent and the Borrower shall exercise good faith efforts to reach mutual agreement on and to implement (i) a means of replacing the Delinquent Bank with another bank or banks or (ii) the purchase of the Delinquent Bank's Pro Rata Share of the Loans, the LC Exposures and the Commitment by some or all of the other Banks. Each Bank agrees that in the event that it becomes a Delinquent Bank, it shall take all such actions as may be reasonably requested by the Borrower and/or the Agent to permit its replacement and/or purchase of its Pro Rata Shares of the Loans, the LC Exposures and the Commitment at no more than the outstanding principal amount of such Pro Rata Share of the Loans plus accrued interest thereon and the LC Exposures and that it shall indemnify the Borrower and the Agent from and against all out-of-pocket loss, cost or expense (including reasonable attorney's fees) reasonably incurred by the Borrower and the Agent to document such replacement and/or purchase (excluding any costs or expenses arising under Section 2.02(c), 2.10(d) or 2.10(e)). The indemnification set forth in this Section 2.15 shall not be deemed to limit any rights or remedies of the Borrower or any Bank against the Delinquent Bank.

Section 2.16 Pro Rata Treatment. Each payment and prepayment of interest and/or principal on the Credit Exposures to the Agent for the account of the Bank or the Banks or the Issuing Bank or the Issuing Banks hereunder (whether directly made by the Borrower or received by the Agent, a Bank or an Issuing Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's or Issuing Bank's Pro Rata Share of Credit Exposures and according, in the case of payments or prepayments in respect of Loans, to the then outstanding principal amounts of the Notes which are being paid or prepaid and each payment and prepayment of fees under Section 2.02 (b)(i) (whether directly made by the Borrower or received by the Agent, a Bank or an Issuing Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's Pro Rata Share of the Commitment; provided, however, that any amounts payable by the Borrower pursuant to any of Section 2.02(c) and/or pursuant to any of Sections 2.10(d), (e) or (f), Section 9.02 or Section 9.08 shall be paid to the Agent for the account of the Bank or Banks or the Issuing Bank or Issuing Banks entitled to such amounts and any amounts payable pursuant to Section 2.15 shall be paid to the Bank or Banks entitled to such amounts; and provided further, however, in the event that pursuant to Section 2.10 (b), (c) or (g) any of the Banks has a Reference Rate Loan in lieu of a Libor Loan as a result of application of any of the provisions of such Sections and the Borrower pays or prepays a Libor Loan the Borrower shall concurrently prepay such Bank's Reference Rate Loan on a pro rata basis as a condition to any such prepayment, all to the end that following any partial prepayment, each Bank's Pro Rata Share of the Revolving Credit Loans shall be equal to such Bank's Pro Rata Share of the Commitment. Notwithstanding the foregoing provisions of this Section 2.16, upon the occurrence and during the continuance of an Event of Default, each payment and prepayment of principal and interest on the Loans to the Agent for the account of the Banks and the Issuing Banks or to the Banks and the Issuing Banks hereunder (whether directly made by the Borrower or received by the Agent, a Bank or an Issuing Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's and each Issuing Bank's Pro Rata Share of the Credit Exposures.

Section 2.17 Declaration of Invalidation. Each Bank and each Issuing Bank agrees that, to the extent that any amount received by any Bank or any Issuing Bank from the Borrower or otherwise on account of any of the Loans or Letters of Credit, is subsequently invalidated, declared to be fraudulent or preferential, set aside or judicially required to be repaid to a debtor-in-possession, trustee, receiver, custodian or any other Person in connection with any proceeding referred to in Section 6.01(b) or 6.01 (c) or any similar cause of action (a "Preference"), then, to the extent of such Preference, each Bank and each Issuing Bank shall upon demand reimburse the Bank(s) or Issuing Bank(s) subjected to such Preference the amount necessary to cause each Bank and each Issuing Bank to be affected by such Preference in proportion to its Pro Rata Share of the Credit Exposures.

Section 2.18 Pro Rata Shares Pari Passu and Equal. The Pro Rata Share of each Bank in the Loans, the LC Exposures and the Commitment shall be pari passu and equal with the Pro Rata Shares of all other Banks and no Bank shall have priority over any other Bank.

Section 2.19. Application of Funds Received by Bank. As long as any amounts due under any of the Notes or this Agreement are outstanding, if any Bank or any Issuing Bank shall receive from the Borrower or any other Person, whether by exercise of a right of setoff pursuant to Section 2.05 or otherwise, or resulting from a banker's lien or by voluntary payment, counterclaim, cross action, suit at law or in equity or by proof of claim in bankruptcy, liquidation or similar proceedings, or by sale or disposition of any collateral or by payment made under any policy of insurance or otherwise (but excluding any amounts received by such Bank or such Issuing Bank from the Agent in accordance with this Agreement) any amount in respect of its Note or the Notes (other than an amount owing by the Borrower to such Bank or such Issuing Bank under any of Section 2.10, 2.15, 9.02 or 9.08 of this Agreement), such Bank or such Issuing Bank shall promptly send by Wire Transfer the portion of such amount remaining after deduction by such Bank or such Issuing Bank of any expenses or costs incurred by such Bank or such Issuing Bank in connection with obtaining such amount to the Agent in Dollars which are immediately available to the Agent upon receipt together with such Bank's or such Issuing Bank's accounting of the gross amount so received and the expenses or costs deducted therefrom. The Agent shall, promptly after its receipt of such amount in immediately available Dollars, send to each Bank and each Issuing Bank by Wire Transfer Dollars (which are immediately available to such Bank or such Issuing Bank upon receipt) in such amount as may be necessary to cause each Bank and each Issuing Bank (including the Bank or Issuing Bank which wired the above-referenced amount to the Agent) to receive payment of a portion of said amount so received by the Agent which is proportionate to such Bank's or such Issuing Bank's Pro Rata Share of the Credit Exposures. If any such payment in respect of any such amount is made by any Bank or Issuing Bank pursuant to this Section 2.19 and if such amount or any part thereof is thereafter recovered from such Bank or such Issuing Bank, the related payment to the Agent and by the Agent to the Banks and the Issuing Banks shall be rescinded, to the extent of said recovery, and any distribution or payment restored as to the portion of such payment so recovered, but without interest. This Section 2.19 shall be applied so as to maintain for each Bank and each Issuing Bank its Pro Rata Share of the Credit Exposures and if no Credit Exposures are outstanding, of the Commitment.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.01 Conditions Precedent to the Commitment and to All Extensions of Credit.

(a) The Commitment and Initial Extension of Credit. The Commitment and the obligation of each Bank to make its Pro Rata Share of the initial Loan, each Issuing Bank to issue the initial Letter of Credit and the Swing Loan Bank to make the initial Swing Loan are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that:

(i) All legal matters incidental to the Loans and Letters of Credit shall be satisfactory to counsel for the Syndication Agent and the Banks shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date acceptable to the Agent and each to be in the form and substance approved by the Agent and the Banks on the Closing Date:

(A) The Revolving Credit Notes, the Swing Loan Note, this Agreement and the Related Documents (each, other than the Notes, to be in such number of executed original copies as the Agent shall reasonably request).

(B) Certificates from the respective secretaries of the Loan Parties certifying as to the resolutions of the board of directors and/or shareholders of each Loan Party authorizing and approving each of the Loan Documents to which such Loan Party is a party, and other matters contemplated hereby and certifying as to the names and signatures of each officer of such Loan Party authorized to sign each document, instrument or agreement to be executed and delivered by or on behalf of such Loan Party. Each Bank and the Agent may conclusively rely on each such secretary's certificate until the Agent shall receive a further certificate of the secretary of such Loan Party canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(C) A favorable opinion of Edwards & Angell, LLP, counsel for the Loan Parties, substantially in the form of Exhibit G.

(D) Certificates of the Secretaries of State of Delaware, North Carolina, New Jersey and South Carolina dated on or before the Closing Date, which state that the Borrower is duly organized or qualified and in good standing as a corporation in such state; certificates of the Secretaries of State of Delaware and Mississippi dated on or before the Closing Date, which state that Mississippi is duly organized or qualified and in good standing as a corporation in such state; certificates of the Secretaries of State of Delaware, North Carolina and South Carolina dated on or before the Closing Date, which state that Fiber is duly organized or qualified and in good standing as a corporation in such state; and certificates of the Secretaries of State of Delaware, New Jersey and South Carolina dated on or before the Closing Date, which state that Prince is duly organized or qualified and in good standing as a corporation in such state.

(E) Evidence reasonably satisfactory to the Syndication Agent that the ownership interests in Mississippi, Prince, Fiber and the Subsidiaries are as set forth in Exhibit I.

(F) An Officer's Certificate in the form of Exhibit F to the extent applicable on the Closing Date, duly completed and reflecting, inter alia, compliance by the Borrower with the financial covenants provided for herein based on the Borrower's GAAP Balance Sheet as at March 31, 2003 and the Borrower's Consolidated Income Statements and Borrower's Consolidated Statements of Cash Flows for the four Fiscal Quarters then ended and giving pro forma effect to the occurrence of the Closing Date, the making of any Loans or the issuance of any Letters of Credit requested to be made or issued on such date and the issuances of Preferred Stock described in subsection (a)(v).

(G) True copies of the financial statements referred in Section 4.01(e).

(H) An Officer's Certificate to the effect that from December 31, 2002 to the Closing Date, to the best of such officer's knowledge, no event has occurred or condition exists which has had, is having or would in the reasonably foreseeable future have a Material Adverse Effect, and certifying that the representations contained therein are true and correct.

(I) Uniform Commercial Code Form UCC-11 information reports on the Loan Parties.

(ii) The Agent shall have been paid the initial fees required under Section 2.02 (b) (ii).

(iii) No action, suit or other proceeding (governmental or otherwise) shall be pending or threatened (other than those disclosed in the Exhibits hereto) which, if adversely determined, would be likely to have a Material Adverse Effect.

(iv) The commitments for the Old Loans shall have been terminated in accordance with the terms of the Initial Agreement, and any outstanding Old Loans and all other amounts due under the Initial Agreement shall have been repaid in full.

(v) The Borrower shall have consummated, or shall simultaneously consummate, one or more issuances of Preferred Stock for aggregate gross cash proceeds (including proceeds of any debt securities issued by the Borrower after December 31, 2002 that are converted into, or exchanged for, Preferred Stock on or prior to the Closing Date) of at least $100,000,000 on substantially the terms set forth in the Securities Purchase Agreement dated as of February 12, 2003 between the Borrower and Warburg Pincus and with no other terms that could reasonably be expected to materially adversely effect the interests of the Banks (unless consented to by the Arrangers).

(vi) The aggregate principal amount of all Credit Exposures on the Closing Date (after giving effect to all Loans made and Letter of Credit issued on the Closing Date and the application of the proceeds of the issuance(s) of the Preferred Stock) will not exceed $75,000,000.

(b) The Commitment and the Extensions of Credit. The Commitment and the obligation of each Bank to make its Pro Rata Share of any Loan, each Issuing Bank to issue, amend, renew or extend any Letter of Credit and the Swing Loan Bank to make any Swing Loan are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

(i) The fact that, immediately prior to and upon the making of such Loan or the issuance of such Letter of Credit, no Event of Default or Default shall have occurred and be continuing;

(ii) The fact that the representations and warranties of the Borrower contained in Article 4 are true and correct in all material respects on and as of the date of the making of such Loan or the date of such issuance, amendment, renewal or extension of such Letter of Credit;

(iii) In the case of a Loan (including the initial Loan, whether a Libor Loan or a Reference Rate Loan), receipt by the Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Borrowing Request for such Loan, signed by a duly authorized officer of the Borrower on behalf of the Borrower;

(iv) In the case of a Letter of Credit, receipt by the Agent and the applicable Issuing Bank of the notice requesting the issuance, amendment, renewal or extension of such Letter of Credit required under Section 2.01 (e) (ii), signed by a duly authorized officer of the Borrower on behalf of the Borrower; and

(v) That there exists no law or regulation by any governmental authority having jurisdiction over any of the Banks which would make it unlawful in any respect for such Bank to make its Pro Rata Share of the Loan, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System and there has been no material adverse change in the financial condition, business operations or property of the Borrower and the Subsidiaries, if any, on a consolidated basis.

The Borrower's delivery of the Notes to the Banks and each Borrowing Request or notice of issuance shall be deemed to be a representation and warranty by the Borrower as of the date of such Loan or Letter of Credit as to the facts specified in Sections 3.01 (b)(i) and 3.01(b) (ii).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Banks that, on the date hereof and upon and after giving effect to any Loan or Letter of Credit and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans and the issuance of the Letters of Credit):

(a) Organization and Existence. Each of the Borrower and the Subsidiaries (i) is a corporation, duly organized, validly existing and in good standing under the laws of the state or country of its incorporation, is duly qualified to do business in all jurisdictions in which such qualification is required, except where failure to be so organized, existing, in good standing or qualified would not have a Material Adverse Effect and (ii) has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under each Loan Document to which, in each case, it is a party.

(b) Authorization and Absence of Defaults. The execution, delivery to the Banks and performance by the each of the Loan Parties of the Loan Documents to which each of them is a party have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of any Loan Party or of any Affiliate or Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower and/or any Subsidiary and/or the articles of incorporation or by-laws, where applicable, of the Borrower and/or any Subsidiary, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower and/or any Material Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien (other than a Lien contemplated in Section 5.01(q)) on any of its or their respective properties or revenues. The Borrower and each Subsidiary is in compliance with any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where the failure to be in compliance would not have a Material Adverse Effect.

(c) Acquisition of Consents and Environmental Matters. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Banks or performance by the Loan Parties of the Loan Documents and/or the execution, delivery and performance by any Material Subsidiary of any document, instrument or agreement referred to in this Agreement to which such Material Subsidiary is a party. All environmental risks arising out of any of Borrower's or any Subsidiary's assets and known to the Borrower have been and shall be at all times properly reserved for in accordance with GAAP on the Borrower's GAAP Balance Sheets provided pursuant to Sections 4.01(e), 5.03(b) and 5.03(c).

(d) Validity and Enforceability. This Agreement constitutes, and each of the other Loan Documents when delivered hereunder will constitute, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms and each other instrument and agreement referred to in this Agreement to which any Loan Party is a party is similarly legal, valid, binding and enforceable against each such Loan Party party thereto.

(e) Financial Information. The following information with respect to the Borrower has heretofore been furnished to the Banks:

(i) the Borrower's GAAP Balance Sheet as at December 31, 2002, together with the Borrower's Consolidated Income Statement and the Borrower's Consolidated Statement of Cash Flows for the Fiscal Year then ended, audited and certified by Ernst & Young LLP independent certified public accountants; and

(ii) the unaudited Borrower's GAAP Balance Sheet as at March 31, 2003, together with the unaudited Borrower's Consolidated Income Statement and Borrower's Consolidated Statement of Cash Flows for the Fiscal Quarter then ended.

Each of the financial statements referred to above was (and each of the financial statements to be delivered to the Agent pursuant to Sections 5.03(b) and 5.03(c) will be) prepared in accordance with GAAP, subject in the case of interim financial statements, to year-end adjustments and the absence of certain financial statements and footnotes. Each of the financial statements referred to above in Sections 4.01(e)(i) and 4.01 (e)(ii) fairly presents in all material respects (and each of the financial statements to be delivered to the Agent pursuant to Sections 5.03(b) and 5.03(c) will fairly present in all material respects) the financial condition of the Person being reported on at the dates thereof and the results of operations and cash flows for the periods ended on such dates and is (and those subsequently delivered hereunder, will be) complete and correct in all material respects, subject in the case of interim financial statements, to year-end adjustments and the absence of certain statements and footnotes. Since December 31, 2002, no event has occurred or condition exists which has had, is having or would in the reasonably foreseeable future have a Material Adverse Effect.

(f) No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Material Subsidiary (i) would draw into question the legal existence of the Borrower and/or any Subsidiary and/or the validity, authorization and/or enforceability of any Loan Document and/or any provision thereof and/or (ii) could have a Material Adverse Effect, except in the case of this clause (ii) those matters, if any, described on Exhibit H, none of which, in the Borrower's good faith opinion, will have such a Material Adverse Effect.

(g) Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

(h) Absence of Adverse Agreements. No Loan Party nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate restriction which would have a Material Adverse Effect or a material adverse effect on the ability of any Loan Party to carry out its obligations under the Loan Documents.

(i) Taxes. The Borrower and each Subsidiary has filed all tax returns (federal, state, local and foreign) required to be filed as of the date hereof and paid all taxes shown thereon to be due, including interest and penalties, or provided on a consolidated basis reserves deemed adequate by the Borrower for payment thereof.

(j) ERISA. None of the Loan Parties nor any Commonly Controlled Entity maintains or contributes to any Single Employer Plan which is not in compliance with ERISA (other than failures to comply which do not result in a Material Adverse Effect), as amended, or which has incurred any accumulated funding deficiency within the meaning of section 412 and 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under section 412 of the Code. None of the Loan Parties nor any Commonly Controlled Entity has incurred any liability (other than with respect to premiums) to the PBGC in connection with any Single Employer Plan covering any employees of any Loan Party or any Commonly Controlled Entity in amount exceeding $10,000,000 in the aggregate or ceased operations at any facility or withdrawn from any such plan in a manner which could subject any of them to liability under Title IV of ERISA in amount exceeding $10,000,000 in the aggregate, and know of no facts or circumstance which might give rise to any liability (other than with respect to premiums) of any Loan Party or any Commonly Controlled Entity to the PBGC under Title IV of ERISA in amount exceeding $10,000,000 in the aggregate. None of the Loan Parties nor any Commonly Controlled Entity has incurred any withdrawal liability in an amount exceeding $10,000,000 in the aggregate (including but not limited to any contingent or secondary withdrawal liability) within the meaning of Sections 4201 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan in amount exceeding $10,000,000 in the aggregate.

None of the Loan Parties nor any Commonly Controlled Entity maintains any Plan which is a group health plan (as defined in Section 607 of ERISA) which has not complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA except where such failure to comply with such requirements would not result in any Material Adverse Effect.

Full payment has been made of all amounts which the Loan Parties and any Commonly Controlled Entity are required to have paid as contributions to any Plan under applicable law or under any Plan or any agreement relating to any Plan to which any Loan Party or any Commonly Controlled Entity is a party to the extent necessary to avoid any Material Adverse Effect. The Loan Parties and each Commonly Controlled Entity have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Plan or related agreements.

None of the Loan Parties nor any Commonly Controlled Entity has any knowledge, nor do any of them have any reason to believe, that any Reportable Event which could result in a liability or liabilities of $10,000,000 or more in the aggregate has occurred with respect to any Plan.

(k) Ownership of Properties. The Borrower and each Material Subsidiary owns all of its properties and assets free and clear of all Liens, except those permitted under Section 5.02(a).

(l) Accuracy of Representations and Warranties. None of the Borrower's or any Material Subsidiary's representations or warranties set forth in any other Loan Document or in any agreement or instrument entered into in connection with any Loan Document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

(m) No Investment Company. Neither the Borrower nor any Subsidiary is an "investment company" or, to the best of their knowledge, a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(n) Solvency, etc. After giving effect to each Loan and Letter of Credit outstanding and to be made or issued under this Agreement as of and immediately after each time this representation and warranty is given, the Borrower (i) will be able to pay its debts as they become due, (ii) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (iii) will own property having a value, on a going concern basis, greater than the amount required to pay its Indebtedness, including for this purpose unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or the consummation of any transactions contemplated herein.

(o) Ownership Interests. The schedule of ownership interests in Subsidiaries as of the Closing Date is set forth in Exhibit I and is true, accurate and complete.

(p) Licenses, Registrations, Compliance with Laws, etc. The Borrower and each of the Subsidiaries have all permits, governmental licenses, registrations and approvals, material to carrying out their respective businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies except where the failure to have such permits, licenses, registrations and approvals would not have a Material Adverse Effect. There is no violation or failure of compliance or allegation of such violation or failure of compliance on the part of the Borrower or any of the Subsidiaries with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower or any Subsidiary received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval, except with respect to such permits, licenses, registrations and approvals the violation, failure of compliance, termination or suspension of which would not have a Material Adverse Effect . The Borrower is not aware of any condition which could reasonably be expected to result in an environmental liability of the Borrower or any Subsidiary which would be reasonably likely to have a Material Adverse Effect except as referenced on Exhibit H.

(q) Jurisdiction of Organization; Chief Executive Office; Places of Business. Exhibit Q sets forth (i) the jurisdiction of organization and chief executive office of each Loan Party on the Closing Date and at any time during the five years prior thereto, (ii) the legal name of each Loan Party on the Closing Date and at any time prior thereto, (iii) each location at which, on the Closing Date or on any date during the five years prior thereto, any Loan Party (A) maintained a material place of business, (B) maintained any material amount of inventory or equipment or (C) maintained books and records relating to any of its receivables. The legal names and jurisdictions of organization of the Loan Parties are (x) as set forth on Exhibit Q or (y) otherwise, as notified to the Agent (1) in the case of any Person that becomes a Guarantor after the Closing Date, on or prior to the date such Person becomes a Guarantor and (2) in the case of any change in the legal name or jurisdiction of organization of any Loan Party, at least 30 days prior to such change.

ARTICLE 5
COVENANTS OF THE BORROWER

Section 5.01 Affirmative Covenants of the Borrower Other Than Reporting Requirements. From the date hereof and thereafter for so long as the Commitment (or any portion thereof), any Loan or any Letter of Credit is outstanding or any Loan Party is indebted to the Agent and/or any of the Banks under any Loan Document, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of the Material Subsidiaries, unless the Majority Banks shall otherwise consent in writing:

(a) Payment of Taxes, etc. Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it except as contested in good faith and where, on a consolidated basis, reserves deemed adequate by the Borrower have been provided for.

(b) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties and in accordance with the requirements of any governmental agency having jurisdiction over the Borrower and/or any Subsidiary. The Borrower shall provide the Banks with such evidence as the Agent may reasonably request from time to time as to the maintenance of all such insurance.

(c) Preservation of Existence, etc. Preserve and maintain in full force and effect the corporate existence (except as permitted by Section 5.02(b)), rights, franchises and privileges of the Borrower and each Material Subsidiary in the jurisdiction of its organization, preserve and maintain all licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by the Borrower or any Material Subsidiary and which are necessary to its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary to its business and operations or the ownership of its properties except when the failure to so preserve, maintain or qualify would not have a Material Adverse Effect.

(d) Compliance with Laws, etc. Comply with the requirements of all present and future applicable laws, rules, regulations and orders (including, without limitation, environmental laws, rules and regulations, and orders concerning environmental matters) of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Effect.

(e) Visitation Rights. Permit, at any reasonable time after and during the continuance of a Default or Event of Default any of the Banks or the Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and any of the Subsidiaries to discuss the affairs, finances and accounts of the Borrower and any of the Subsidiaries with any of its or their officers and/or any independent certified public accountant of the Borrower and/or of such Subsidiary; and, whether or not any Default or Event of Default exists, permit, at any reasonable time and at their expense, any of the Banks or the Agent or any agents or representatives thereof to visit the properties of the Borrower and any of the Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of the Subsidiaries with the chief financial officer and/or chief executive officer of the Borrower.

(f) Keeping of Records and Books of Account. Keep adequate records and books of account of the Borrower and any Material Subsidiary, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Material Subsidiary in question, reflecting all financial transactions.

(g) Maintenance of Properties, etc. Maintain and preserve all of its properties necessary or beneficial to the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, to the extent necessary to avoid a Material Adverse Effect.

(h) Accounting System. Maintain a standard system of accounting in accordance with GAAP and in accordance with the requirements of any governmental authority having jurisdiction over the Borrower and/or any Material Subsidiary.

(i) Other Documents, etc. Pay, perform and fulfill all of its obligations and covenants under each of the Loan Documents, and any other material document, instrument or agreement to which it is a party including, without limitation, other documents evidencing and/or securing Indebtedness in accordance with their respective terms, giving effect to any grace periods therein specified; provided that with respect to documents, instruments and agreements other than the Loan Documents so long as the Borrower and/or any Subsidiary is contesting in good faith any alleged failure by the Borrower and/or Subsidiary to pay, perform and fulfill such obligations and covenants by proper proceedings and has made a reserve deemed adequate by the Borrower or other provision in accordance with GAAP on account thereof and such alleged failure by the Borrower and/or any Subsidiary has not resulted in any Material Adverse Effect and/or a material adverse effect on any Bank's or on the Agent's interests under the Loan Documents, the Borrower shall not be deemed in violation of this Section 5.01(i).

(j) Interest Coverage Ratio. Maintain an Interest Coverage Ratio at the end of each Fiscal Quarter ending after the date hereof of at least 3.5 to 1.0.

(k) Leverage Ratio. Maintain at the end of each Fiscal Quarter a Leverage Ratio (i) for each Fiscal Quarter ending on or prior to March 31, 2004, no greater than 3.5 to 1.0 and (ii) for each Fiscal Quarter thereafter, no greater than 3.0 to 1.0.

(l) EBITDA. Maintain, at the end of each Fiscal Quarter ending on or prior to December 31, 2003, EBITDA of at least $75,000,000 for the four most recently completed Fiscal Quarters.

(m) Officer's Certificates and Requests. Provide each Officer's Certificate required under this Agreement and each Borrowing Request so that the statements contained therein are accurate and complete in all material respects.

(n) Depository. Use one or more of the Banks as a principal depository of the Borrower's funds.

(o) Replacement of Notes. Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any of such Bank's Notes, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of any such Note, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

(p) Additional Guarantors. If after the Closing Date any domestic Subsidiary (ii) becomes a Material Subsidiary or (ii) guarantees (other than pursuant to a guarantee or guarantees the maximum liability under which is expressly limited to not more than $10,000,000) to any Person any Indebtedness for Borrowed Money of the Borrower having an aggregate outstanding principal balance of greater than $10,000,000, the Borrower will, on or prior to the date upon which such Subsidiary becomes a Material Subsidiary or guarantees such Indebtedness for Borrowed Money, (A) cause such Subsidiary to execute a Subsidiary Guaranty and become a "Guarantor" under the other Loan Documents and (B) if the Borrower has granted security interests in its assets pursuant to Section 5.01(q), cause such Subsidiary to comply with such subsection on the same terms as the other Guarantors.

(q) Security. (i) If the Collateral Requirement exists on March 31, 2004, then the Loan Parties shall take one of the following actions on or prior to such date:

(A) grant to a Collateral Agent (on behalf of the Banks) Liens (which may, if the Borrower so elects, be shared equally and ratably with other Senior Indebtedness of the Loan Parties designated by the Borrower, in which case so long as the holders of such other Senior Indebtedness negotiate in good faith, the Agent agrees to negotiate in good faith to reach arrangements with the holders of such other Senior Indebtedness that are satisfactory to the Agent and such holders, including with respect to proceeds, voting rights and releases of Collateral) on all of the assets of the Loan Parties (excluding, unless, in the case of clauses (s), (u), (v), (y) or (z) below, an Event of Default shall have occurred and be continuing and the Agent shall have requested that the applicable Loan Parties grant a Lien thereon (provided that (aa) in no event shall the Loan Parties be required to grant a Lien on capital stock of any Foreign Subsidiary representing more than 66% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (bb) the Loan Parties shall not be required to grant a Lien on the capital stock of a Foreign Subsidiary of any class entitled to vote if Ernst & Young or another independent tax advisor of recognized national standing reasonably acceptable to the Borrower and the Agent shall have advised the Borrower in writing (a copy of which shall be delivered to the Agent) that granting a Lien on such capital stock is more likely than not to result in a material tax liability to the Borrower and its Subsidiaries), (s) capital stock of Foreign Subsidiaries of any class entitled to vote, (t) Voting Stock of WRC and any other Subsidiary that is similarly situated in respect of any other Permitted Receivables Program, (u) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (v) real estate leases (other than for manufacturing facilities), (w) property subject to (1) Liens existing on the date hereof and set forth on Exhibit P, (2) Liens permitted under clauses (vii), (x), (xi), (xii) and (to the extent that the Lien extended, renewed or replaced was a Lien referred to in clause (1) above or a Lien permitted under such clause (vii), (x), (xi) or (xii)) (xiv) of Section 5.02(a), (3) Liens permitted under clause (ix) of Section 5.02(a) to the extent such Liens (A) secure obligations under turnkey construction projects and attach only to assets related thereto that have in the aggregate (for all Liens securing all such obligations) a book value of no greater than $25,000,000 or (B) attach to other assets that have a book value of no greater than $25,000,000 or (4) leases permitted hereunder, in each case under this clause (w) whose terms include an enforceable provision prohibiting the granting of a Lien thereon to secure the Secured Obligations, (x) any assets of the same classes and approximate values as are, on the Closing Date, subject to a Synthetic Lease or a Permitted Receivables Program, to the extent that such assets remain subject to such Synthetic Lease or Permitted Receivables Program or, within six months of the termination of any such Synthetic Lease or Permitted Receivables Program, are made subject to a new similar Synthetic Lease or Permitted Receivables Program, (y) other exceptions that are consented to by the Majority Banks and (z) other assets as to which the cost of taking and perfecting a Lien is not, in the judgment of the Agent, justified by the value thereof (the assets referred to in clauses (s) through (z) above, collectively, "Excluded Assets")) to secure the Loan Parties' Secured Obligations, which Liens are perfected first-priority security interests, subject only to Liens permitted under clauses (i), (ii), (iii), (iv), (v), (vii), (viii), (ix) (but only to the extent referred to in clause (w)(3) above), (x), (xi), (xii) and (to the extent that the Lien extended, renewed or replaced was a Lien referred to in such clause (i), (ii), (iii), (iv), (v), (vii), (viii), (ix) (but only to the extent referred to in clause (w)(3) above), (x), (xi) or (xii)) (xiv) of Section 5.02(a); or

(B) reduce the Commitment to an amount no greater than the amount permitted to be secured given the contractual limitations binding on the Loan Parties (the determination of which amount shall be reasonably satisfactory to the Majority Banks) and grant perfected first-priority Liens on such assets of the Loan Parties as shall be reasonably satisfactory to the Majority Banks to secure the Loan Parties' Secured Obligations.

(ii) If the Collateral Requirement shall not exist at any time after the Loan Parties shall have taken one of the actions described above in paragraphs (i)(A) and (B), then the Liens granted pursuant to such paragraph (including those provided to secure the other Senior Indebtedness) will be released. If at any time thereafter the Collateral Requirement shall exist, then the Loan Parties shall take one of the actions described above in paragraphs (i)(A) and (B).

(iii) If at any time the Collateral Requirement shall exist, the Borrower and each Guarantor will execute and deliver any and all reasonable further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Agent or the Majority Banks may reasonably request, to cause the requirements of subparagraph (i) to be and remain satisfied, all at the Borrower's expense. The Borrower will provide to the Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created hereunder and by the Security Documents.

(iv) If the Collateral Requirement shall exist and the Borrower or any Guarantor acquires or has acquired any material assets (including real property or improvements thereto or any interest therein but excluding (x) any assets constituting Collateral that become subject to Liens under the Security Documents and (y) unless, in the case of Excluded Assets of the types referred to in clauses (s), (u), (v), (y) or (z) of Section 5.01 (q) (i)(A) above, an Event of Default shall have occurred and be continuing and the Agent shall have requested that the applicable Loan Parties grant a Lien thereon (provided that (aa) in no event shall the Loan Parties be required to grant a Lien on capital stock of any Foreign Subsidiary representing more than 66% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (bb) the Loan Parties shall not be required to grant a Lien on the capital stock of a Foreign Subsidiary of any class entitled to vote if Ernst & Young or another independent tax advisor of recognized national standing reasonably acceptable to the Borrower and the Agent shall have advised the Borrower in writing that granting a security interest in such capital stock is more likely than not to result in a material tax liability to the Borrower and its Subsidiaries), any such assets that constitute Excluded Assets), the Borrower will notify the Agent and the Banks thereof, and, if requested by the Agent or the Majority Banks, will cause such assets to be subjected to a Lien securing the Secured Obligations (which may, if the Borrower has made the election contemplated in Section 5.01 (q)(ii)(A) above, be shared equally and ratably, in accordance with the arrangements referred to in such Section, with the Senior Indebtedness of the Loan Parties designated by the Borrower pursuant to such Section) and will take, or cause the relevant Guarantor to take, such actions at such times as shall be necessary or reasonably requested by the Agent to grant and perfect or record such Lien, all at the Borrower's expense.

Section 5.02. Negative Covenants of the Borrower. From the date hereof and thereafter for so long as the Commitment (or any portion thereof), any Loan or any Letter of Credit is outstanding or any Loan Party is indebted to the Agent and/or any of the Banks under any Loan Document, the Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Material Subsidiaries, unless the Majority Banks shall otherwise consent in writing:

(a) Liens, etc. Create, incur, assume or suffer to exist any Lien of any nature, upon or with respect to any of its properties and assets, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

(i) for taxes, assessments or governmental charges or levies on property (A) that are being contested in good faith and for which proper reserve or other provision has been made in accordance with GAAP or (B) if the failure to pay same would not have a Material Adverse Effect;

(ii) imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

(iii) arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv) arising from or upon any judgment or award, provided that such judgment or award is being, or is expected to be, contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed and provided further that the existence thereof shall not constitute an Event of Default under Section 6.01(d);

(v) set forth on Exhibit J;

(vi) now or hereafter granted pursuant to the Loan Documents or otherwise now or hereafter granted to the Agent, Collateral Agent and/or any of the Banks as collateral for the Loans and/or the Loan Parties' other obligations arising in connection with or under Loan Documents;

(vii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

(viii) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower and its Subsidiaries taken as a whole;

(ix) securing any other Indebtedness of the Borrower and/or any Subsidiary in the aggregate principal amount at any one time outstanding not in excess of ten percent (10%) of Consolidated Tangible Assets;

(x) on assets of WII and its Subsidiaries;

(xi) any Liens existing on properties or assets prior to the acquisition thereof by the Borrower or any Subsidiary (including by way of merger or consolidation), provided that (x) such Lien is not created in contemplation of or in connection with such acquisition and (y) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

(xii) Liens upon any property acquired, constructed or improved by the Borrower or any Subsidiary which are created or incurred within 360 days of the later of the acquisition, completion of construction or commencement of operation of the property to secure or provide for the payment of up to the purchase price of such property or the cost of such construction or improvement, including carrying costs (but no other amounts), provided that any such Lien shall not apply to any other property of the Borrower or any Material Subsidiary;

(xiii) Liens on the property or assets of any Subsidiary in favor of the Borrower or any Material Subsidiary;

(xiv) extensions, renewals or replacements of Liens referred to in clauses (i) through (xiii) above, provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

(xv) Liens to the extent that they are less than $100,000,000 in the aggregate arising in connection with all Permitted Receivables Programs (to the extent the sale by the Borrower or the applicable Material Subsidiary of its accounts receivable is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof);

(xvi) Liens upon any property or assets of the Borrower and its Subsidiaries subject to a Synthetic Lease or any right of access or other non-financial encumbrance relating thereto; and

(xvii) if, but only if, the Borrower has elected to comply with Section 5.01 (q)(i) by complying with clause (A) thereof, Liens contemplated by such clause (A) on Collateral that also secures the Secured Obligations which Liens secure Senior Indebtedness of the Loan Parties referred to in such clause (A) and which Liens are pari passu with, or junior to, Liens on such Collateral securing the Secured Obligations;

provided that in no event shall there exist any Lien (other than a Lien permitted under clause (i), (iv), (vi), (xii) or (xvii) of this Section 5.02(a)) on (x) any of the ownership interests or shares of capital stock of any Material Subsidiary or (y) any of the ownership interests or shares of capital stock of any foreign Subsidiary that are owned by any Loan Party.

(b) Dissolution, etc. (i) Dissolve, liquidate, wind up, except for dissolution of any Subsidiary other than a Material Subsidiary, (ii) merge or consolidate with any Person if (a) Borrower is not the surviving corporation or (b) after any merger or consolidation, a Default or Event of Default shall have occurred, (iii) except pursuant to a Tax Reduction Agreement or a Permitted Sale/Leaseback Transaction, sell, assign, lease or otherwise dispose of or permit the disposal of or turn over the management of (whether in one transaction or in a series of related transactions) all or substantially all of its assets except to Borrower or to any Subsidiary, or (iv) except pursuant to a Tax Reduction Agreement or a Permitted Sale/Leaseback Transaction, sell (whether in one transaction or in a series of related transactions) any asset material to the Borrower or to the Borrower and the Subsidiaries taken as a whole (whether now owned or hereafter acquired and whether any such asset is leased back on an operating lease basis or as a Capitalized Lease Obligation but excluding transactions of the type described in paragraph 2 of Exhibit N); provided that such restriction shall not apply (x) to any such assets which are promptly replaced with assets of substantially like kind, value and usefulness which are owned by the Borrower or a Subsidiary and (y) to any transaction to the extent that the aggregate book value (measured at the time of such transaction in question) of the assets involved in any such transaction does not exceed ten percent (10%) of Consolidated Tangible Assets.

(c) Hostile Takeovers. Make or commit to make any Investment by the Borrower and/or any of the Subsidiaries in connection with a Hostile Takeover.

(d) Compliance with ERISA. With respect to any Loan Party and any Commonly Controlled Entity (i) terminate, or cease to have an obligation to contribute to, any Multiemployer Plan so as to result in any material liability of any Loan Party or any Commonly Controlled Entity to the PBGC or to any Multiemployer Plan, (ii) engage in any "prohibited transaction" (as defined in section 4975 of the Code) involving any Plan which would result in a material liability of any Loan Party or any Commonly Controlled Entity for an excise tax or civil penalty in connection therewith, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and sections 412 and/or 418B of the Code) of any Loan Party or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for the appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, same continues unremedied for ten (10) days after notice of such Reportable Event pursuant to section 4043(a), (c) or (d) of ERISA is given, if it is reasonably likely to result in a material liability of any Loan Party or any Commonly Controlled Entity, (v) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of any Loan Party or any Commonly Controlled Entity to the PBGC by reason of the termination of any such Single Employer Plan or (vi) cause or permit any Plan maintained by any Loan Party and/or any Commonly Controlled Entity to be administered in a manner which is not in substantial compliance with ERISA. For purposes of this Section 5.02(d), "material liability" shall be deemed to mean any liability of $10,000,000 or more in the aggregate.

(e) Restricted Guaranties. Be or become liable or contingently liable on any Restricted Guaranty if the amount for which the Borrower and/or any Subsidiary is obligated or contingently obligated thereunder would, if added to Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, cause the Borrower not to be in compliance with Section 5.01(k).

(f) Indebtedness. Permit, at the end of any Fiscal Quarter, the aggregate amount, without duplication, of (i) Indebtedness for Borrowed Money, (ii) the outstanding amounts under any Synthetic Leases, (iii) the outstanding amounts under any Permitted Receivable Programs and (iv) to the extent that the Net Termination Value of all secured Hedging Agreements whose value is not reflected in Indebtedness for Borrowed Money exceeds $30,000,000, the excess (but not less than zero) of such Net Termination Value over $30,000,000, in each case of the Borrower and its Subsidiaries, to exceed $551,100,000.

(g) Other Contractual Obligations. Permit, at the end of any Fiscal Quarter, the aggregate amount of Other Contractual Obligations to exceed $361,000,000 (plus or minus any increase or decrease in such obligations that results from a change in the cost or tenor of funding for such obligations) (the "Permitted Amount"); provided that if the Borrower terminates any Other Contractual Obligation, then the Permitted Amount will be permanently reduced by the amount of such Other Contractual Obligation if such Other Contractual Obligation is not replaced or refinanced within six months of its termination.

(h) Capital Expenditures. Permit Capital Expenditures (other than Capital Expenditures in an aggregate amount not to exceed $75,000,000 to modify the production capability of certain assets at the Borrower's Palmetto and Pearl River facilities to produce PET resin) to exceed $40,000,000 in any Fiscal Year.

(i) Acquisitions. Purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary before such merger) any Equity Interest in or evidence of indebtedness or other security (including any option, warrant or other right to acquire any of the foregoing) of any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, in any case involving cash consideration of greater than $100,000,000, unless, after giving effect thereto, the Leverage Ratio, calculated on a pro forma basis after giving effect to such acquisition (including anticipated cost savings as determined by the Board of Directors, provided that pro forma adjustments on account of such anticipated cost savings shall not exceed, in the aggregate, 5% of the pro forma EBITDA of the Borrower and its Subsidiaries after giving effect to such acquisition) and the incurrence or assumption of any Indebtedness that constitutes Adjusted Indebtedness and/or the EBITDA attributable to the assets acquired and/or disposed of (for example, as a result of an asset swap)), is no greater than the level that is 0.50 less than the maximum level then permitted under Section 5.01(k).

(j) Dividends on Equity Securities. Pay any cash dividends on Equity Interests of the Borrower if an Event of Default has occurred and has been continuing for more than sixty (60) days.

(k) Repurchases of Equity Securities. Repurchase any Equity Interests of the Borrower for aggregate consideration in any calendar year in excess of the sum of (i) $20,000,000 plus (ii) any amounts paid pursuant to employee plans.

(l) Restricted Payments. Redeem, repurchase or make any cash payments on any subordinated debt securities or the Preferred Stock, other than (i) subject to the terms contained therein (including the subordination provisions) and unless a Default shall have occurred and be continuing on the date on which payment thereof is due, up to 40% of the interest accrued on the Subordinated Notes through the Closing Date, (ii) upon any conversion of subordinated debt securities into Preferred Stock on the Closing Date, with respect to fractional shares and (iii) Preferred Stock dividends at rates (determined on an as-converted basis) not greater than the rates at which dividends are paid on the Borrower's common stock.

(m) Amendments to Preferred Stock. Amend the terms of the Preferred Stock in a manner that could reasonably be expected to be adverse to the Banks.

Section 5.03 Reporting Requirements. From the date hereof and thereafter for so long as any portion of the Commitment (or any portion thereof), any Loan or any Letter of Credit is outstanding or any Loan Party is indebted to the Agent and/or any of the Banks under any Loan Document, the Borrower will, unless the Majority Banks shall otherwise consent in writing, furnish or cause to be furnished to the Agent:

(a) as soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower proposes to take with respect thereto;

(b) as soon as practicable after the end of each Fiscal Year and in any event within ninety (90) days thereafter, the Borrower's GAAP Balance Sheet as at the end of such Fiscal Year and the related Borrower's Consolidated Income Statement and Borrower's Consolidated Statement of Cash Flows for such Fiscal Year setting forth in each case the corresponding figures for the preceding Fiscal Year, such Borrower's GAAP Balance Sheet, Borrower's Consolidated Income Statement and Borrower's Consolidated Statement of Cash Flows to be certified by a firm of independent certified public accountants of nationally recognized standing or other firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Majority Banks (it being understood that, so long as the Borrower is required to file an Annual Report on Form 10-K with the Securities and Exchange Commission, the foregoing requirements of this Section 5.03(b) shall be deemed satisfied if the Borrower has delivered to the Agent copies of its Annual Report on Form 10-K for the relevant Fiscal Year, certified by an officer of the Borrower in an Officer's Certificate as being true and correct copies thereof);

(c) as soon as is practicable after the end of each Fiscal Quarter and in any event within sixty (60) days thereafter, the Borrower's GAAP Balance Sheet as of the end of such Fiscal Quarter, the related Borrower's Consolidated Income Statement for such Fiscal Quarter and the portion of the Fiscal Year to that date and the related Borrower's Consolidated Statement of Cash Flows for the portion of the Fiscal Year to that date, subject to changes resulting from year-end adjustments, such Borrower's GAAP Balance Sheet, Borrower's Consolidated Income Statement and Borrower's Consolidated Statement of Cash Flows to be prepared and certified by an officer of the Borrower in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form reasonably satisfactory to the Majority Banks (it being understood that, for so long as the Borrower is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the foregoing requirements of this Section 5.03(c) shall be deemed satisfied if the Borrower has delivered to the Agent copies of such quarterly report on Form 10-Q, certified by an officer of the Borrower in an Officer's Certificate as being true and correct copies thereof);

(d) simultaneously with the furnishing of each of the year-end financial statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.03(b) and each of the quarterly statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.03(c) an Officer's Certificate of an officer of the Borrower which shall contain a statement in the form of Exhibit F to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof. In each such Officer's Certificate the officer of the Borrower shall also calculate, set forth and certify to the accuracy of the amounts required to be calculated in the financial covenants of the Borrower contained in this Agreement and described in Exhibit F;

(e) not later than April 30 of each Fiscal Year, projections for such Fiscal Year (including a projected consolidated balance sheet of the Borrower and related consolidated income statement and consolidated statement of cash flows of the Borrower, in each case prepared in accordance with GAAP, as of the end of and for such Fiscal Year and setting forth the assumptions used in preparing such projections) and, promptly when available, any revisions of such projections which, in the reasonable judgment of the Borrower, are material;

(f) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Borrower and/or any Subsidiary which have reasonable merit and if adversely determined would have a Material Adverse Effect;

(g) promptly after the sending or filing thereof, copies of all material regular, periodic and special reports, if any, which the Borrower or any of the Material Subsidiaries files with the Securities and Exchange Commission;

(h) such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower or any of the Subsidiaries as Agent may from time to time reasonably request (subject at all times to the Agent's and every Bank's agreement and understanding that the Borrower and/or any Subsidiary will not provide any information, documents or materials protected by the Borrower's or such Subsidiary's attorney client privilege and/or the attorney work product doctrine);

(i) written notice of the fact and of the details of any sale or transfer of any material ownership interest in any Material Subsidiary given promptly after the Borrower acquires knowledge thereof; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

(j) prompt written notice of any event or condition which has had, is having or would in the reasonably foreseeable future be likely to have a Material Adverse Effect, and an explanation thereof and of the actions the Borrower and/or any Subsidiary propose to take with respect thereto;

(k) written notice of any of the following events which could have a Material Adverse Effect, as soon as possible and in any event within 15 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the reorganization (as defined in Section 4241 of ERISA) or insolvency (as defined in Section 4245 of ERISA) of such Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable: (a) an Officer's Certificate setting forth details as to such Reportable Event and the action that the applicable Loan Party or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (b) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be;

(l) promptly and in any event within five (5) days thereafter, written notice of any failure to make any payment when due on any Indebtedness for Borrowed Money of the Borrower or any Subsidiary having an outstanding principal balance of $10,000,000 or more; and

(m) promptly and in any event within five (5) days after receipt thereof, written notice of any change in any rating of the Borrower's Senior Debt Securities.

Information required to be delivered pursuant to this Section 5.03 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been furnished to the Agent and the Banks via E-mail.

Section 5.04. Confidential Financial Information. The Banks and the Agent shall, with respect to any and all financial statements or other reports or documents delivered by the Borrower to the Banks or the Agent pursuant to Section 5.03 and any other information provided to the Banks or the Agent (other than in a public forum, including an analyst's meeting and other than any such information which is publicly available other than solely as a result of disclosure by the Agent or any of the Banks) and to the extent that such information therein contained or provided has not theretofore otherwise been disclosed in such a manner as to render such information no longer confidential (other than as a result of disclosure by the Agent or Bank in violation of its obligation hereunder), employ reasonable procedures designed to maintain the confidential nature of the information therein contained; provided, however, that any Bank or the Agent may disclose or disseminate such information to: (a) the Bank's and the Agent's respective employees, agents, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties in connection with the administration of the Loans; (b) upon at least five (5) Business Days (unless sooner required by law) prior notice to the Borrower (during which period the Agent and the Banks will not actively oppose any efforts by the Borrower to obtain a protective order), such third parties as any Bank or the Agent may, in its discretion, deem reasonably necessary in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation or request, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board or any governmental agency, commission, authority board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, provided that without notice to the Borrower, the Agent and any Bank may disclose such information to bank examiners of governmental agencies having regulatory authority over the Agent or the Bank in question in connection with such examiner's examinations of the Agent's or such Bank's books and records, or (iii) collection by judicial proceeding of any of the Indebtedness now or hereafter owing by the Borrower and/or any Subsidiary to the Agent and/or any of the Banks or enforcement of any rights or remedies now or hereafter possessed by the Agent and/or any of the Banks pursuant to any Loan Document; (c) subject to Section 9.09, any prospective purchaser (including an affiliate of any Bank), in connection with the resale or proposed resale by it of any portion of its Note or other participation in its Pro Rata Share of the Loans or Letters of Credit, provided that the prospective participant has signed an agreement binding such participant under this Section 5.04 as if it were a Bank and (d) any entity utilizing such information to rate or classify any Bank's or the Agent's debt or equity securities for sale to the public, provided that such rating agency has agreed to keep such information confidential pursuant to an agreement reasonably satisfactory to the Borrower.

Notwithstanding the foregoing, effective from the date of commencement of discussions concerning this Agreement, each party and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind, including opinions or other tax analyses, that have been provided to it by any other party relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that, in either case, contains information concerning the tax treatment or tax structure of this Agreement as well as other information, this paragraph shall only apply to such portions of the document or similar items that relate to the tax treatment or tax structure of this Agreement. For purposes of this paragraph, the "tax treatment" of this Agreement means the purported or claimed United States Federal income tax treatment of this Agreement and the "tax structure" of this Agreement means any fact that may be relevant to understanding the purported or claimed United States Federal income tax treatment of this Agreement. Each of the parties hereto agrees that if it makes any disclosure of any information relating to the Borrower and its Subsidiaries pursuant to this paragraph that, but for this paragraph, would have been prohibited by this Section 5.04, such party shall, promptly following such disclosure, to the extent permitted by applicable law, notify the Borrower of such disclosure and the information so disclosed.

ARTICLE 6
EVENTS OF DEFAULT

Section 6.01 Events of Default. The Borrower shall be in default under the Loan Documents upon the occurrence of any one or more of the following events (each, an "Event of Default"):

(a) if the Borrower shall fail to make due and punctual payment of any fees, interest, principal and/or other amounts payable under the Loan Documents as provided in any Loan Document within five (5) days after the date when the same is due and payable, whether at the due date thereof or at a date fixed for prepayment or if the Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under the Loan Documents on the date when such payment becomes due and payable by acceleration; or

(b) if the Borrower or any Material Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall admit in writing its or their inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

(c) to the extent not described in Section 6.01(b), (i) if the Borrower or any Material Subsidiary shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section 6.01(c), such proceeding or appointment shall not be an Event of Default if the Borrower or the Material Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within thirty (30) days after commencement thereof; or

(d) if any final judgment or final judgments, or any legal obligation to pay money as a result of litigation or governmental investigation, aggregating more than $10,000,000 but less than $30,000,000 shall, in the case of any such judgment, be rendered against, or, in the case of any such legal obligation, be agreed to by or imposed (pursuant to an order, direction or instruction that is no longer subject to appeal) on, the Borrower or any Material Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof and enforcement proceedings thereunder have commenced; or if any final judgment or final judgments, or any legal obligation to pay money as a result of litigation or governmental investigation, aggregating $30,000,000 or more shall, in the case of any such judgment, be rendered against, or, in the case of any such legal obligation, be agreed to by or imposed (pursuant to an order, direction or instruction that is no longer subject to appeal) on, the Borrower and/or any Material Subsidiary and is undischarged, unstayed or unpaid; or

(e) (i) if the Borrower or any Material Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness for Borrowed Money or Permitted Receivables Program of the Borrower or any Material Subsidiary in excess of $10,000,000 (other than the Credit Exposures) ("Material Indebtedness"), or (ii) if any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof prior to its stated maturity; provided that this clause (e)(ii) shall not apply to Indebtedness for Borrowed Money or Permitted Receivables Programs that are secured by a Lien permitted hereunder and that become due solely as a result of a voluntary termination, voluntary sale or transfer of the property securing such Indebtedness for Borrowed Money or Permitted Receivables Program so long as no event of default exists after any applicable grace period as a result of such voluntary action or industrial revenue bonds permitted hereunder that become due solely as a result of a voluntary redemption or a voluntary sale or transfer of the facility or facilities of the Borrower and its Subsidiaries financed with such industrial revenue bonds so long as no event of default exists after any applicable grace period as a result of such voluntary action; or

(f) if there shall be a default in the performance of the Borrower's obligations under Section 2.13, 5.01(c), (insofar as such subsection 0 requires the preservation of the corporate existence of the Borrower or any Material Subsidiaries), 5.01(j), 5.01(k), 5.01(l), 5.01(p), 5.01 (q) (with respect to any material amount of Collateral) or 5.02 of this Agreement, or

(g) (i) if there shall be any default in the performance of any covenant or condition contained in any Loan Document other than a covenant or condition referred to in any other subsection of this Section 6.01 and such default shall continue unremedied or unwaived, (A) in the case of any covenant or condition contained in Section 5.03, for five (5) Business Days after notice from the Agent, (B) in the case of Section 5.01(q) to the extent not covered by subsection (f) of this Section 6.01, for thirty (30) days after notice from the Agent, or (C) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days, or (ii) if any of the representations and warranties made or deemed made by the Borrower to the Banks or the Agent pursuant to any Loan Document proves to have been false or misleading in any material respect when made; or

(h) if any certification of the financial statements furnished to the Agent for the Banks pursuant to Section 5.03(b) shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon; or

(i) if a Change in Control shall occur; or

(j) if any Loan Document is finally adjudicated to be void or unenforceable by a court of competent jurisdiction or if any Loan Party claims or asserts that any Loan Document is void, unenforceable or terminated; or

(k) if the Collateral Requirement exists, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure (A) based on the Collateral Agent's action, inaction or error, to maintain perfected the Collateral Agent's Lien on any Collateral or (B) to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Documents; provided that in the case of any default hereunder with respect to any amount of Collateral that is not, in the aggregate, material, such default shall not constitute an Event of Default if cured within thirty (30) days after notice from the Agent.

ARTICLE 7
REMEDIES OF BANKS

Upon the occurrence of any one or more of the Events of Default, the Agent, at the request of the Majority Banks, shall, by notice to the Borrower, declare the obligation of the Banks to make the Loans and of the Issuing Banks to issue Letters of Credit, and each Bank's obligation to make its Pro Rata Share of the Loans to be terminated, whereupon the same and the Commitment (and the Banks' Pro Rata Shares of the Commitment) shall forthwith terminate, and the Agent, at the request of the Majority Banks, shall, by notice to the Borrower, declare the entire unpaid principal amount of the Loans and all fees, interest and other amounts accrued and unpaid thereon and/or under any Loan Document and any and all other Indebtedness and other obligations under the Loan Documents of the Loan Parties to any of the Banks, Issuing Banks, the Agent and/or to any holder of all or any portion of each Loan to be forthwith due and payable, whereupon all such Loans, and all such accrued fees, interest and other amounts and other such Indebtedness and other obligations under the Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Section 6.01(b) or (c), all of the unpaid principal amounts of the Loans, all fees, interest and other amounts accrued and unpaid thereon and/or under the Loan Documents and any and all other such Indebtedness and other obligations of the Loan Parties to any of the Banks, the Issuing Banks, the Agent and/or to any such holder under any Loan Document shall thereupon be due and payable in full without any need for the Agent and/or any Issuing Bank or Bank to make any such declaration or take any action and the Banks' obligations to make the Loans, the Issuing Banks' Obligation to issue Letters of Credit and the Commitment (and each Bank's Pro Rata Share thereof) shall simultaneously terminate. The Agent shall, in accordance with the votes of the Majority Banks, exercise all remedies on behalf of and for the account of each Bank and each Issuing Bank and on behalf of its respective Pro Rata Share of the Loans, the Letters of Credit, its Note and Indebtedness and other obligations of the Loan Parties owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of the Loan Documents without any such exercise being deemed to modify in any way the fact that each Bank and Issuing Bank shall be deemed a separate creditor of the Loan Parties to the extent of its Note and Pro Rata Share of the Loans or its Letters of Credit and any other amounts payable to such Bank or Issuing Bank under the Loan Documents. The Agent shall be deemed a separate creditor of any Loan Party to the extent of the fees payable under Section 2.02(b) (ii) for the Agent's account.

ARTICLE 8
ADMINISTRATIVE AGENT

Section 8.01 Appointment. The Agent is hereby appointed as agent hereunder and each Bank and Issuing Bank, and each holder of a Note by the acceptance of a Note, hereby irrevocably authorizes, designates and appoints the Agent to act hereunder and under the other Loan Documents as its agent hereunder and thereunder and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent, and neither the Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

Section 8.02 Powers; General Immunity.

(a) Duties Specified. Each Bank and Issuing Bank irrevocably authorizes the Agent to take such action on such Bank's or Issuing Bank's behalf, including, without limitation, to execute and deliver the Loan Documents to which the Agent is a party and to exercise such powers hereunder and under the Loan Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document to which it is a party, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, Issuing Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The duties of the Agent shall be mechanical and administrative in nature. Without limiting the generality of the foregoing, the use of the term "Agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or to the implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) No Responsibility for Certain Matters. The Agent shall not be responsible to any Bank or Issuing Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower and/or any Subsidiary to the Agent or any Bank or Issuing Bank, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans and Letters of Credit or as to the financial condition of the Loan Parties or of the existence or possible existence of any Default, potential Default or Event of Default.

(c) Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Bank or Issuing Bank for any action taken or omitted hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Banks with respect to any act or action (including the failure to take an action) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Banks. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Bank or Issuing Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Banks. The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Banks. Each Bank agrees that, except for notices, reports and other documents expressly required to furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

(d) Agent Entitled to Act as Bank. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Bank or Issuing Bank hereunder. With respect to its participation in the Loans, the Letters of Credit and the Commitment, the Agent shall have the same rights and powers hereunder as any other Bank or Issuing Bank and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Bank" or "Banks" or "Issuing Bank" or "Issuing Banks" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, issue letters of credit for the account of, acquire equity interests in, lend money to, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to and without notice to or consent of, the Banks or the Issuing Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties without having to account for the same to the Banks.

(e) Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to engage and pay for the advice or services of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct or for any negligence, misconduct, actions or omissions of any Collateral Agent except to the extent that the Agent is the Collateral Agent.

(f) Actions in Discretion of Agent; Instructions From the Banks. The Agent agrees, upon the written request of the Majority Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law. If the Agent shall request instructions from any of the Banks with respect to any act or action (including the failure to take an action) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Banks. In the absence of a request or instructions by the Majority Banks, the Agent shall have authority, in its sole discretion, to take any such action, unless this Agreement specifically requires the consent of the Majority Banks or all of the Banks, or to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 8.02(c). Subject to the provisions of Section 8.02(c), no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Banks, or in the absence of such instructions, in the absolute discretion of the Agent. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Bank or Issuing Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 8.03. Representations and Warranties; No Responsibility or Appraisal of Creditworthiness. Each Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank and Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition, affairs and creditworthiness of the Borrower and the Subsidiaries in connection with the making and continuance of the Loans and the issuance of, and participation in, Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Subsidiaries, without reliance upon the agent. The Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Banks or the Issuing Banks or to provide any Bank or Issuing Bank with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or the issuance of any Letter of Credit or at any time or times thereafter (except for information received by the Agent under Section 5.03 which the Agent will promptly forward to the Banks), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to Banks or the Issuing Banks.

Section 8.04 Right to Indemnity. Each Bank severally agrees to reimburse and indemnify, defend and save the Agent proportionately to its Pro Rata Share of the Commitment (to the extent the Agent shall not have been reimbursed by the Borrower and/or any Subsidiary and without limiting the obligation of the Borrower to do so), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements, including, to the extent the Borrower is obligated to pay such amounts under Section 9.08, the allocated costs of staff counsel and costs of appraisers) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of any Loan Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; and provided further that, in the event that, after a Bank has made a payment to the Agent in connection with such indemnification obligation, the Agent receives payment from or on behalf of the Borrower and/or any Subsidiary for such obligation, the Agent shall reimburse such Bank an amount equal to its Pro Rata Share of such amount received from the Borrower and/or and Subsidiary. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Pro Rata Share for all amounts due and payable by the Borrower to the Agent in connection with the agent's periodic examination of the Loan Parties' books, records and business properties under Section 5.01(e). If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

Section 8.05 Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

Section 8.06 Resignation by Agent.

(a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 days' prior written notice to the Borrower and each of the Banks and Issuing Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation, the Majority Banks shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least $400,000,000.

(c) If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

If no successor Agent has been appointed pursuant to clause (b) or (c) by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Banks shall thereafter perform all the duties of the resigning agent hereunder until such time, if any, as the Majority Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

Section 8.07 Successor Agent. The Agent may resign at any time as provided in Section 8.06, and the Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Agent and signed by the Majority Banks. Upon any such notice of resignation or any such removal, the Majority Banks shall have the right, upon five days notice to and the approval of (which approval shall not be unreasonably withheld or delayed) the Borrower, to appoint a successor Agent. If a successor agent shall not be so appointed and approved within the five day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, a successor Agent who shall serve as Agent until such time as the Majority Banks appoint and the Borrower consents to the appointment of a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent the provisions of this 0 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

Section 8.08 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Rate.

Section 8.09 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or LC Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of the principal, interest, fees, expenses and any other amounts owing and unpaid in respect of the Loans, LC Reimbursement Obligations an all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Issuing Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursement and advances of the Banks, the Issuing Banks and the Agent and their respective agents and counsel and all other amounts due the Banks, the Issuing Banks and the Agent) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and each Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks and the Issuing Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amount due the Agent.

Section 8.10 Arrangers and Other Bank Capacities. None of the Persons identified on the facing page or elsewhere in this Agreement as an "Arranger", "Syndication Agent" or "Co-Documentation Agent" shall have any obligation, liability, responsibility or duty under this Agreement on account of being named in any such capacity or holding such position. Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.01 Consent to Jurisdiction and Service of Process.

(a) Except to the extent prohibited by applicable law, the Borrower irrevocably on its own behalf and on behalf of each Subsidiary:

(i) agrees that any suit, action, or other legal proceeding arising out of any Loan Document may be brought in the courts of record of any of The Commonwealth of Massachusetts, the State of New York, the State of Delaware or any state or jurisdiction in which any assets of the Borrower and/or any Subsidiary may then be located or the courts of the United States located in any of such states;

(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

(iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

NO PARTY TO THIS INSTRUMENT, INCLUDING BUT NOT LIMITED TO ANY ASSIGNEE OR SUCCESSOR OF A PARTY, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, ANY OF THE LOAN DOCUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

For such time as any of the Indebtedness or other obligations of the Borrower and/or any Subsidiary to the Agent and/or to any of the Banks or Issuing Banks under any Loan Document shall be unpaid in whole or in part and/or the Commitment (or any portion thereof) is in effect, the Borrower irrevocably designates its registered agent for service of process in each state or jurisdiction in which any suit, action or legal proceeding may be brought under any Loan Document, and, in the absence thereof, the Secretary of State or other like authority if such jurisdiction has no Secretary of State of whichever state or other jurisdiction any suit, action or legal proceedings may be brought under any Loan Document in the jurisdiction or state in which any such suit, action or other legal proceeding is filed, as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state or jurisdiction and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by certified or registered mail to the Borrower at its address set forth in this Agreement and to David K. Duffell, Esq. at Edwards & Angell, LLP at its address set forth in Section 9.07.

Section 9.02. Indemnification. The Borrower irrevocably agrees to and does hereby indemnify and hold harmless the Agent and each of the Banks and Issuing Banks, their agents or employees and each Person, if any, who controls any of the Banks or Issuing Banks within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.04), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any actions, commenced or threatened by any third party against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to any Loan Document, any Credit Exposure and/or any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any losses, claims, damages, liabilities or actions which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.02, notice shall be given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties otherwise than on account of the indemnity agreement contained in this Section 9.02 unless such omission materially prejudiced Borrower's ability to defend against such action. In no event shall the Borrower be liable for any fees or out-of-pocket expenses, including fees and out-of-pocket expenses of legal counsel incurred by any of the Indemnified Parties for services performed more than twenty (20) days prior to any such notice in connection with any such action.

In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section 9.02 to such Indemnified Party with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

The provisions of Section 9.02 shall be effective only to the fullest extent permitted by law.

Section 9.03 Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent and/or to the Banks and/or the Issuing Banks in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.04 Delay or Omission Not Waiver. No delay in exercising or failure to exercise by the Agent and/or any of the Banks or Issuing Banks any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Agent and/or any of the Banks or Issuing Banks may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Banks or Issuing Banks.

Section 9.05 Waiver of Stay or Extension Laws. The Borrower covenants (to the extent that it may lawfully do so) that neither the Borrower nor any Subsidiary will at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent and/or any of the Banks or Issuing Banks, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.06 Amendments, etc. No amendment, modification, termination, or waiver of any provision of this Agreement other than Section 2.02 (b)(ii) or with respect to Section 9.11(i) (in each case, with respect to fees solely for the Agent's account), or of any Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by the Agent, and consented to in writing by the Majority Banks and the Agent shall give any such notice if the Majority Banks so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by the Agent and consented to in writing by all of the Banks if the effect thereof is to (i) change any of the provisions affecting any of the interest rates on the Revolving Credit Loans or the fees set forth in Section 2.02 (b) (i), (ii) and (iii) so as to effect any reduction in such rates or fees, (ii) other than any waiver or amendment of any Commitment reduction required under Section 2.09(b), extend or modify the Commitment, (iii) change any Bank's Pro Rata Share of the Commitment or the Loans (except as otherwise set forth in Section 9.11), (iv) modify this Section 9.06 or the first sentence of Section 9.10, (v) change the definition of Majority Banks, (vi) reduce the amount of principal due hereunder, (vii) other than any waiver or amendment of any prepayment required under Section 2.09(b), extend any due date for payment of principal, interest or fees, (viii) release any of the Guarantors from its obligations under its Subsidiary Guaranty, (ix) release all or any substantial portion of the Collateral at any time at which the Collateral Requirement exists, (x) amend, modify or waive Section 5.01(q) so as to (A) extend the date for compliance therewith or (B) exclude any substantial portion of the assets of the Loan Parties (other than the Excluded Assets) from the Collateral or (xi) amend, modify or waive any provision of Section 2.16 in a manner that would alter the pro rata sharing or allocation to the Banks of all payments hereunder; and provided further that no amendment, modification, termination, waiver or consent shall amend, modify or otherwise affect the rights or duties of the Agent or any Issuing Bank without the prior written consent of the Agent or such Issuing Bank, as the case may be. Any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Agent acting alone shall have the right to consent to any amendment of Section 2.02(b)(ii) or 9.11(i) with respect to fees solely for the Agent's account. Any amendment or modification of this Agreement must be signed by the Borrower, the Agent and, except in the case of amendment of Section 2.02(b)(ii) or 9.11 (i) with respect to fees solely for the Agent's account, at least all of the Banks consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this 0 and the Agent shall sign any such amendment if such Banks so consent or direct the Agent to do so, provided that any Bank dissenting therefrom shall be given an opportunity to sign any such amendment or modification. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. In the event that the Borrower wishes any such amendment, modification, termination, waiver or consent, the Borrower shall notify the Agent thereof and the Agent shall within five (5) Business Days following such notice notify the Banks thereof.

Section 9.07 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telegraphic, E-mailed, or telecopied communication) and mailed, telegraphed, E-mailed, telecopied or delivered to the applicable party at the addresses indicated below:

If to the Borrower:

Wellman, Inc.
595 Shrewsbury Avenue
Shrewsbury, New Jersey 07702
Attention: Keith R. Phillips, Vice President and Chief Financial Officer, and
Audrey Goodman, Treasurer
Telecopy: 732-212-3349
E-mail: Keith.Phillips@wellmaninc.com
Audrey.Goodman@wellmaninc.com

With (in the case of any notices under Articles 6 and 7) copies to:

Edwards & Angell, LLP
2800 Financial Plaza
Providence, Rhode Island 02903
Attention: David K. Duffell, Esquire
Telecopy: (401) 276-6611
E-mail: dduffell@EdwardsAngell.com

If to the Agent:

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attention: Marwan Isbaih
Telecopy: (617) 434-0601
E-mail: marwan_isbaih@fleet.com

With (in the case of any notices under Articles 6 and 7) copies to:

Hinckley, Allen & Snyder LLP
1500 Fleet Center
Providence, Rhode Island 02903
Attention: Malcolm Farmer III, Esquire
Telecopy: (401) 277-9600
E-mail: mfarmer@haslaw.com

If to any Bank, to the address(es) set forth immediately below such Bank's name on Exhibit K, as the same may be amended from time to time;

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Borrowing Requests, notices of issuance, Interest Rate Elections, certificates, items provided pursuant to Section 5.03, other than subsection 5.03(a), and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Agent, the Banks or the Borrower.

Section 9.08 Costs, Expenses and Taxes. The Borrower agrees to pay (a) on the Closing Date to the extent invoiced at least three (3) Business Days prior thereto, the reasonable fees and out-of-pocket expenses of Davis Polk & Wardwell, counsel for JPMCB, and Hinckley, Allen & Snyder LLP, counsel for Fleet, in connection with the preparation, execution, delivery and syndication of the documents involved in each Bank's Commitment and of the Loan Documents and (b) within 30 days after receiving appropriate documentation thereof, the reasonable fees and out-of-pocket expenses of Hinckley, Allen & Snyder LLP, counsel for the Agent, in connection with the amendment and administration of the documents involved in each Bank's Commitment and of the Loan Documents. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees (including the allocated costs of staff counsel, provided that any allocation of such costs is made in accordance with the relevant Bank's customary practice and is without duplication of the expense of any outside counsel for the relevant Bank for the relevant matter, there being a general understanding or presumption that the hourly rates and time charges for in-house counsel will not exceed those charged by outside counsel)) incurred by the Agent and, to the extent incurred in connection with suing on a Note or any Loan Document, any of the Banks, upon or after an Event of Default, if any, in connection with the enforcement of any Loan Document and any amendments thereof or in connection with any amendments, waivers or consents of or under any Loan Document. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other related out-of-pocket expenses incurred by the Agent. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or reasonably determined to be payable in connection with the execution and delivery of the Loan Documents and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Section 9.09 Participations. Each Bank may sell participations, in all or part of its Pro Rata Share of any Loan or Loans made by it and/or its participation in Letters of Credit and Swing Loans made hereunder and/or its Commitment or any other interest herein or in any of its Notes to another financial or rated institution, in which event the participant shall not have any rights under the Loan Documents or any other document delivered in connection herewith (the participant's rights against that Bank in respect of that participation to be those set forth in the agreement executed by that Bank in favor of the participant relating thereto); provided that any Bank granting a participation or participations shall retain all voting rights in any and all such Bank's participation agreements on all decisions subject to decision by the Majority Banks or by all the Banks under the Loan Documents so that the participation agreement or other arrangements between a Bank and its participants may only provide that such Bank will obtain the approval of such participant prior to such Bank's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the amount of principal, any interest rate, the Facility Fee or any fee payable for the account of the Banks with respect to any Letter of Credit under this Agreement or (C) increase the Commitment of the Bank granting the participation other than as permitted by Section 2.14 or 2.15 and all amounts payable by the Borrower hereunder or thereunder shall be determined as if that Bank had not sold such participation. Each Bank may furnish any information concerning such Bank, the Loans, the Letters of Credit, the Borrower and any Subsidiary in the possession of that Bank from time to time to participants (including prospective participants); provided that any Bank providing any confidential information about the Borrower and/or any Subsidiary to any such participant or prospective participant shall obtain such participant's or prospective participant's agreement to keep confidential any such confidential information.

Section 9.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Banks and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein or delegate any of its obligations hereunder without the prior written consent of all of the Banks. This Agreement and all covenants, representations and warranties made herein and/or in any certificates, or documents or instruments now or hereafter delivered pursuant hereto shall survive the making of the Loans and the issuance of the Letters of Credit and the execution and delivery of the Loan Documents and shall continue in effect so long as any amounts payable under or in connection with any Loan Document or any other Indebtedness or other obligation of any Loan Party under any Loan Document to the Agent and/or any of the Banks or Issuing Banks remains unpaid or the Commitment remains outstanding; provided, however, that Sections 2.02(c), 2.10(d), 2.10(e), 2.10(f), 5.04 and 9.02 shall survive and remain in full force and effect after expiration of the Commitment and repayment in full of all amounts payable under or in connection with all of the Loan Documents and any other such Indebtedness or other obligation of any Loan Party under any Loan Document.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Borrowing Requests, notices of issuance, Interest Rate Elections, certificates, items provided pursuant to Section 3.03, other than subsection 3.03(a), and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Agent, the Banks or the Borrower.

Section 9.08 Costs, Expenses and Taxes. The Borrower agrees to pay (a) on the Closing Date to the extent invoiced at least three (3) Business Days prior thereto, the reasonable fees and out-of-pocket expenses of Davis Polk & Wardwell, counsel for JPMCB, and Hinckley, Allen & Snyder LLP, counsel for Fleet, in connection with the preparation, execution, delivery and syndication of the documents involved in each Bank's Commitment and of the Loan Documents and (b) within 30 days after receiving appropriate documentation thereof, the reasonable fees and out-of-pocket expenses of Hinckley, Allen & Snyder LLP, counsel for the Agent, in connection with the amendment and administration of the documents involved in each Bank's Commitment and of the Loan Documents. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees (including the allocated costs of staff counsel, provided that any allocation of such costs is made in accordance with the relevant Bank's customary practice and is without duplication of the expense of any outside counsel for the relevant Bank for the relevant matter, there being a general understanding or presumption that the hourly rates and time charges for in-house counsel will not exceed those charged by outside counsel)) incurred by the Agent and, to the extent incurred in connection with suing on a Note or any Loan Document, any of the Banks, upon or after an Event of Default, if any, in connection with the enforcement of any Loan Document and any amendments thereof or in connection with any amendments, waivers or consents of or under any Loan Document. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other related out-of-pocket expenses incurred by the Agent. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or reasonably determined to be payable in connection with the execution and delivery of the Loan Documents and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Section 9.09 Participations. Each Bank may sell participations, in all or part of its Pro Rata Share of any Loan or Loans made by it and/or its participation in Letters of Credit and Swing Loans made hereunder and/or its Commitment or any other interest herein or in any of its Notes to another financial or rated institution, in which event the participant shall not have any rights under the Loan Documents or any other document delivered in connection herewith (the participant's rights against that Bank in respect of that participation to be those set forth in the agreement executed by that Bank in favor of the participant relating thereto); provided that any Bank granting a participation or participations shall retain all voting rights in any and all such Bank's participation agreements on all decisions subject to decision by the Majority Banks or by all the Banks under the Loan Documents so that the participation agreement or other arrangements between a Bank and its participants may only provide that such Bank will obtain the approval of such participant prior to such Bank's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the amount of principal, any interest rate, the Facility Fee or any fee payable for the account of the Banks with respect to any Letter of Credit under this Agreement or (C) increase the Commitment of the Bank granting the participation other than as permitted by Section 2.14 or 2.15 and all amounts payable by the Borrower hereunder or thereunder shall be determined as if that Bank had not sold such participation. Each Bank may furnish any information concerning such Bank, the Loans, the Letters of Credit, the Borrower and any Subsidiary in the possession of that Bank from time to time to participants (including prospective participants); provided that any Bank providing any confidential information about the Borrower and/or any Subsidiary to any such participant or prospective participant shall obtain such participant's or prospective participant's agreement to keep confidential any such confidential information.

Section 9.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Banks and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein or delegate any of its obligations hereunder without the prior written consent of all of the Banks. This Agreement and all covenants, representations and warranties made herein and/or in any certificates, or documents or instruments now or hereafter delivered pursuant hereto shall survive the making of the Loans and the issuance of the Letters of Credit and the execution and delivery of the Loan Documents and shall continue in effect so long as any amounts payable under or in connection with any Loan Document or any other Indebtedness or other obligation of any Loan Party under any Loan Document to the Agent and/or any of the Banks or Issuing Banks remains unpaid or the Commitment remains outstanding; provided, however, that Sections 2.02(c), 2.10(d), 2.10(e), 2.10(f), 5.04 and 9.02 shall survive and remain in full force and effect after expiration of the Commitment and repayment in full of all amounts payable under or in connection with all of the Loan Documents and any other such Indebtedness or other obligation of any Loan Party under any Loan Document.

Section 9.11 Substitutions and Assignments. Upon the request of any Bank, the Agent, the Borrower and such Bank may, subject to the terms and conditions hereinafter set forth, take the actions set forth below to substitute one or more financial institutions (a "Substituted Bank") as a Bank or Banks hereunder having a Pro Rata Share as specified in the relevant Substitution Agreement executed in connection therewith.

(a) In connection with any such substitution the Selling Bank (as defined below), the Substituted Bank, the Borrower and the Agent shall enter into a Substitution Agreement pursuant to which such Substituted Bank shall be substituted for the Bank requesting the substitution in question (any such Bank being hereinafter referred to as a "Selling Bank") to the extent of the reduction in the Selling Bank's Pro Rata Share specified therein. In addition, to that extent such Substituted Bank shall assume such of the obligations of such Selling Bank under the Loan Documents as may be specified therein, this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Bank as a Bank for all purposes under the Loan Documents and to substitute for the then existing Exhibit K to this Agreement a new Exhibit K in the form of Schedule A to such Substitution Agreement setting forth the Pro Rata Share of each Bank following execution thereof. Each Bank and the Borrower hereby appoints the Agent as agent on its behalf to countersign and accept delivery of each Substitution Agreement and, to the extent applicable, the provisions of Article 8 shall apply mutatis mutandis with respect to such appointment and anything done or omitted to be done by the Agent in pursuance thereof.

(b) Without prejudice to any other provision of this Agreement, each Substituted Bank shall, by its execution of a Substitution Agreement, agree that neither the Agent nor any Bank or Issuing Bank is in any way responsible for or makes any representation or warranty as to: (i) the accuracy and/or completeness of any information supplied to such Substituted Bank in connection therewith, (ii) the financial condition, creditworthiness, affairs, status or nature of the Borrower and/or any of the Subsidiaries or the observance by any Loan Party or any other party of any of its obligations under any Loan Document or (iii) the legality, validity, effectiveness, adequacy or enforceability of any Loan Document.

(c) The Agent shall be entitled to rely on any Substitution Agreement delivered to it pursuant to this Section 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Bank which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each Bank prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of its respective rights and obligations hereunder up to 12:00 P.M. on the effective date thereof.

(d) Upon delivery to the Agent of any Substitution Agreement pursuant to and in accordance with this Section 9.11 and acceptance thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder, the respective rights of each Selling Bank and the Borrower against each other under the Loan Documents with respect to the portion of the Pro Rata Shares being assigned or delegated shall be terminated and each Selling Bank and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section 9.11 as "Discharged Rights and Obligations"); and (ii) the Borrower and the Substituted Bank shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Bank have assumed and/or acquired the same in place of the Selling Bank in question and the Substituted Bank shall assume a Pro Rata Share in the amount of the aggregate reduction in the Pro Rata Shares of each Selling Bank, as specified in such Substitution Agreement; and (iii) the Agent, the Substituted Bank and the other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Bank been an original party to this Agreement as a Bank possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to the Agent.

(e) Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Section 9.11 of (i) any rights or obligations arising pursuant to this Agreement in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement, or (ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

(f) Notwithstanding anything to the contrary set forth above in this Section 9.11, (i) any Bank shall have the right, subject to the terms and conditions of this Section 9.11, to assign and delegate to one or more Substituted Banks all, or any ratable part of all, of the Loans, its participations in Letters of Credit, the Commitment and the other rights and obligations of such Bank hereunder, pursuant to a Substitution Agreement; provided that no such assignment and delegation shall occur, unless to an affiliate of the Selling Bank, without the prior written consent of the Borrower and the Agent (which consents of the Borrower and the Agent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required if any Event of Default shall exist), and provided, further, that, unless each of the Borrower and the Agent consents otherwise (each of which consents may be granted or withheld in the absolute discretion of the party granting or withholding such consent), (A) each such assignment shall be in a minimum amount of $5,000,000 (or, if less, the entire amount of the Selling Bank's Commitment) and (B) after giving effect to any such assignment and delegation, the Selling Bank shall have either (x) retained a Commitment in a minimum amount of $5,000,000 or (y) assigned its entire Commitment to a Substituted Bank, and (ii) any Bank shall have the right to pledge its Notes to a Federal Reserve Bank as security for such Bank's obligations to such Federal Reserve Bank so long as such assignment does not alter such Bank's obligations under any Loan Document.

(g) With respect to any substitution of a Substituted Bank taking place after the Closing Date, the Borrower shall issue to such Substituted Bank and to such Selling Bank, new Notes reflecting the inclusion of such Substituted Bank as a Bank and the reduction in the respective Pro Rata Shares of such Selling Bank, such new Notes to be issued against receipt by the Borrower of the existing Notes of such Selling Bank.

(h) Each Bank may furnish to any financial institution which such Bank proposes to make a Substituted Bank or to a Substituted Bank any information concerning such Bank, the Borrower and any Subsidiary in the possession of that Bank from time to time; provided that any Bank providing any confidential information about the Borrower and/or any Subsidiary to any such financial institution shall obtain such financial institution's agreement to keep confidential any such confidential information and shall provide a true copy of any such confidentiality agreement to the Borrower.

(i) Any Selling Bank or Substituted Bank in a substitution pursuant to this Section 9.11 shall pay to the Agent a one-time administrative fee of $3,500 for such substitution; provided that in the event the provisions under this Agreement for providing a replacement bank for a Delinquent Bank are implemented through substitution under this Section 9.11, the $3,500 administration fee shall be payable by the Delinquent Bank; provided further that, notwithstanding the foregoing, each Bank may, subject to the other terms and conditions of this Section 9.11, make a single substitution to an affiliated entity without paying the above referenced administrative fee (it being understood by the Banks that any such assignee shall not have the right to make any substitution without the payment of the above referenced administrative fee).

Section 9.12 Actual Knowledge. For purposes of this Agreement, neither the Agent nor any Bank or Issuing Bank shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established pursuant to this Agreement at the Agent or such Bank or Issuing Bank, as the case may be, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Bank or Issuing Bank in accordance with Section 9.07.

Section 9.13 Governing Law. This Agreement and each of the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

Section 9.14 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.15 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.16 Counterparts. This Agreement may be executed and delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

Section 9.17 Integration. This Agreement supersedes the Borrower's application for the Loans, any commitment letters of the Agent and/or the Banks generally describing the Loans and all other prior dealings between the Borrower, the Agent, any of the Banks and any of their respective agents, employees or officers with respect to the Loans, except with respect to the Arrangers', the Agents' and the Syndication Agent's agreements with the Borrower pursuant to the Fee Letter dated February 12, 2003 among the Borrower, the Agent, the Syndication Agent and the Arrangers, as amended through the date hereof.

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SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers therunto duly authorized, as of the date first above written.

WELLMAN, INC. By: /s/ Keith Phillips Name: Keith Phillips Title: Chief Financial Officer

FLEET NATIONAL BANK, for itself as a Bank and as the Agent By: /s/ Marwan Isbaih Name: Marwan Isbaih Title: Director

JPMORGAN CHASE BANK, for itself as a Bank and as the Syndication Agent By: /s/ Robert Anastasio Name: Robert Anastasio Title: Vice President

THE BANK OF NOVA SCOTIA, for itself as a Bank and as a Co- Documentation Agent By: /s/ Todd Meller Name: Todd Meller Title: Managing Director

CREDIT LYONNAIS NEW YORK BRANCH, for itself as a Bank By: /s/ James Gibson Name: James Gibson Title: Senior Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, for itself as a Bank By: /s/ Jean Hannigan Name: Jean Hannigan Title: Director Name: Patrick McKenna Title: Managing Director

DEUTSCHE BANK SECURITIES, INC., for itself as a Co-Documentation Agent By: /s/ John Anos Name: John Anos Title: Managing Director

NATIONAL CITY BANK, for itself as a Bank and as a Co-Documentation Agent By: /s/ Merissa G. Landay Name: Merissa G. Landy Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, for itself as a Bank By: /s/ Dale R. Carr Name: Dale R. Carr Title: Vice President

THE GOVERNOR & COMPANY OF THE BANK OF IRELAND, for itself as a Bank By: /s/ Tony O'Donovan Name: Tony O'Donovan Title: Deputy Manager By: /s/ Sean Barrett Name: Sean Barrett Title: Director

FORTIS CAPITAL CORP., as for itself as a Bank By: /s/ Eddie Matthews Name: Eddie Matthews Title: Senior Vice President By: /s/ John O'Connor Name: John O'Connor Title: Managing Director

SOVEREIGN BANK, for itself as a Bank By: /s/ Christina Paccione Name: Christina Paccione Title: Vice President

ABN AMRO BANK, N.V., for itself as a Bank By: /s/ Neil R. Stein Name: Neil R. Stein Title: Group Vice President By: /s/ Michele R. Costello Name: Michele R. Costello Title: Assistant Vice President

BANK OF AMERICA, for itself as a Bank By: /s/ Donald Chin Name: Donald Chin Title: Managing Director

FIFTH THIRD BANK, for itself as a Bank By: /s/ Ann Pierson Name: Ann Pierson Title: Corporate Banking Officer

KEYBANK NATIONAL ASSOCIATION, for itself as a Bank By: /s/ Marianne T. Meil Name: Marianne T. Meil Title: Vice President

EXHIBIT A

PRICING SCHEDULE
	Level I (higher than BBB-/Baa3)	Level II (BBB-/Baa3)	Level III (BB+/Baa3 or BBB-/Ba1)	Level IV (Ba1/BB+)	Level V (BB/Ba2)	Level VI (lower than BB/Ba2)
Applicable Margin
Reference Rate Loans	25 bps	62.5 bps	87.5 bps	100 bps	125 bps	150 bps
Libor Rate Loans	125 bps	162.5 bps	187.5 bps	200 bps	225 bps	250 bps
Facility Fee	25 bps	37.5 bps	37.5 bps	50 bps	50 bps	50 bps

For the purposes of this Pricing Schedule the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule:

"Level I Status" exists on any date if the Borrower's Moody's Rating is Baa2 or higher or the Borrower's S&P Rating is BBB or higher.

"Level II Status" exists on any date if (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa3 or higher and the Borrower's S&P Rating is BBB- or higher.

"Level III Status" exists on any date if (i) the Borrower has not qualified for Level I or Level II Status and (ii) (A) the Borrower's Moody's Rating is Baa3 and the Borrower's S&P Rating is BB+ or (B) the Borrower's Moody's Rating is Ba1 and the Borrower's S&P Rating is BBB-.

"Level IV Status" exists on any date if (i) the Borrower has not qualified for Level I, Level II or Level III Status and (ii) the Borrower's Moody's Rating is Ba1 or higher or the Borrower's S&P Rating is BB+ or higher.

"Level V Status" exists on any date if (i) the Borrower has not qualified for Level I, Level II, Level III or Level IV Status and (ii) the Borrower's Moody's Rating is Ba2 or higher or the Borrower's S&P Rating is BB or higher.

"Level VI Status" exists on any date if the Borrower has not qualified for Level I, Level II, Level III, Level IV or Level V Status.

"Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

"Reporting Period" means the applicable Fiscal Quarter adjusted so it includes only days when there are Commitments.

"Facility Fee" means (A) the average daily Revolving Credit Commitment (regardless of usage) during the Reporting Period multiplied by (B) a fraction the numerator of which is the sum of the appropriate daily Facility Fee Rates (based on Status and expressed as a decimal) in the Pricing Schedule for the days in the Reporting Period and the denominator of which is 360. The Facility Fee will be paid quarterly in arrears to the Agent for the ratable benefit of the Banks from the Closing Date until the Termination Date.

The "Applicable Margin" and "Facility Fee Rate" means, at any time and from time to time the number of basis points set forth in the foregoing Pricing Schedule based on the Borrower's Status as determined from its then current Ratings. For the purposes of the Pricing Schedule the Ratings in effect at the close of business on any given date shall be used. Notwithstanding the above Pricing Schedule, if the Borrower's Senior Debt Securities are split-rated and the ratings differential is one level, then (except in the case of (i) a Moody's Rating of Ba1 and an S&P Rating of BBB or (ii) a Moody's Rating of Baa3 and an S&P Rating of BB+, both of which are Level III Status) the higher of the two ratings will apply) (e.g., BB+/Ba2 is treated as BB+/Ba1) and if the ratings differential is two levels or greater, the Ratings will be deemed to be one level above the lower of such ratings (e.g., BBB-/Ba3 is treated as BB/Ba2 as is BB+/Ba3). If at any time the Borrower has no Moody's Rating or no S&P Rating, the Borrower may replace one missing rating with a comparable rating by Fitch within 60 days of the Borrower ceasing to have a Moody's Rating or an S&P Rating, as the case may be; otherwise (and until the Borrower so replaces such missing rating), Level VI Status shall be deemed to exist.